THIRD AMENDED AND RESTATED

                            REVOLVING LOAN AGREEMENT

                         DATED AS OF DECEMBER 31, 1998

                                  BY AND AMONG

                     ATLANTIC GULF COMMUNITIES CORPORATION,

            THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES
                                    HEREOF,

                            M.H. DAVIDSON & CO., LLC

                                    AS AGENT

                                      AND

                            M.H. DAVIDSON & CO., LLC

                              AS COLLATERAL AGENT

               THIRD AMENDED AND RESTATED REVOLVING LOAN AGREEMENT
                      ATLANTIC GULF COMMUNITIES CORPORATION

                                TABLE OF CONTENTS

SECTION 1     DEFINITIONS........................................................2
         1.1  Certain Defined Terms..............................................2
         1.2  Other Definitional Provisions.....................................28

SECTION 2      AMOUNT AND TERMS OF COMMITMENTS..................................29
         2.1   Revolving Loans..................................................29
         2.2   Notes............................................................30
         2.3   Procedure for Borrowing..........................................30
         2.4   Use of Proceeds of Loans.........................................31
         2.5   Mandatory Reductions of Commitments and Prepayments of
               Loans............................................................31
         2.6   Optional Prepayments.............................................33
         2.7   Repayment at Maturity............................................33
         2.8   Interest Rates and Payment Dates.................................34
         2.9   Fees.............................................................35
         2.10  Computation of Interest and Fees.................................35
         2.11  Pro Rata Treatment and Payments..................................36
         2.12  Requirements of Law..............................................37
         2.13  Taxes............................................................38
         2.14  Funding Losses...................................................39
         2.15  Issuance of L/C Guarantees and Banks' Purchase of Participations
               Therein..........................................................39

SECTION 3      COLLATERAL.......................................................44
         3.1   Liens in Subsidiary Stock, Contract Receivables, Real Property
               and Personal Property............................................44
         3.2   Security Documents...............................................45
         3.3   Subordinations and Releases of Mortgage Liens....................48
         3.4   Guarantees.......................................................50

SECTION 4      REPRESENTATIONS AND WARRANTIES...................................50
         4.1   Financial Condition..............................................50
         4.2   No Material Adverse Change.......................................51
         4.3   Corporate Existence; Compliance with Law.........................51
         4.4   Corporate Power; Authorization; Enforceable Obligations..........52
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

         4.5   No Legal Bar.....................................................53
         4.6   No Material Litigation...........................................53
         4.7   No Default.......................................................53
         4.8   Ownership of Property; Liens.....................................54
         4.9   Intellectual Property............................................54
         4.10  Taxes............................................................54
         4.11  Federal Regulations..............................................55
         4.12  ERISA............................................................55
         4.13  Investment Company Act; Other Regulations........................56
         4.14  Subsidiaries and Joint Ventures..................................56
         4.15  Environmental Matters............................................56
         4.16  Indebtedness.....................................................57
         4.17  Contingent Obligations...........................................58
         4.18  Restitution Program and Final Judgment...........................58
         4.19  Certain Fees.....................................................58
         4.20  Disclosure.......................................................58
         4.21  Insurance........................................................59
         4.22  Real Property Matters............................................59
         4.23  Reorganization Proceedings.......................................59
         4.24  Excluded Subsidiaries; Unrestricted Subsidiaries.................59
         4.25  No Further Amounts Due Under Unsecured 1996 Notes................59
         4.26  Bank Accounts....................................................60
         4.27  [Intentionally Omitted]..........................................60
         4.28  MPUD Subsidiary Groups...........................................60
         4.29  SPUD Subsidiaries................................................60
         4.30  DRI and Zoning Matters...........................................60
         4.31  Bankruptcy Matters...............................................60
         4.32  Series A Preferred Stock.........................................60
         4.33  Series B Preferred Stock.........................................61

SECTION 5      CONDITIONS PRECEDENT.............................................61
         5.1   Conditions to Effectiveness of this Agreement....................61
         5.2   Conditions to Each Loan and Issuance of Each Letter of Credit....66
         5.3   Conditions Subsequent............................................67

SECTION 6      AFFIRMATIVE COVENANTS............................................67
         6.1   Financial Statements.............................................68
         6.2   Certificates; Other Information..................................69
         6.3   Payment of Obligations...........................................70
         6.4   Conduct of Business and Maintenance of Existence.................71
         6.5   Maintenance of Property; Insurance...............................71
         6.6   Inspection of Property; Books and Records; Appraisals............71


         6.7   Notices..........................................................72
         6.8   Environmental Laws...............................................73
         6.9   Business Plan....................................................73
         6.10  Authorizations...................................................74
         6.11  Dividends from Subsidiaries......................................74
         6.12  Supplemental Reports Regarding Real Property.....................75
         6.13  Compliance with Laws.............................................75
         6.14  Other Notices....................................................75
         6.15  Company Operating Account Control Agreement......................76
         6.16  Indemnification by Company.......................................76
         6.17  Executive Officers...............................................76

SECTION 7      NEGATIVE COVENANTS...............................................77
         7.1   Maintenance of Consolidated Net Worth............................77
         7.2   Limitation of Indebtedness.......................................77
         7.3   Limitation on Liens..............................................79
         7.4   Limitation on Guarantee Obligations..............................81
         7.5   Limitations on Fundamental Changes...............................81
         7.6   Limitation on Sale of Assets.....................................81
         7.7   Limitation on Dividends..........................................82
         7.8   Limitation on Capital Expenditures...............................83
         7.9   Limitation on Investments, Loans, and Advances...................83
         7.10  Limitation on Optional Payments and Modifications of Debt
               Instruments......................................................85
         7.11  Transactions with Affiliates.....................................85
         7.12  Sale and Leaseback...............................................85
         7.13  Fiscal Year......................................................86
         7.14  Limitation on Negative Pledge Clauses............................86
         7.15  Deviation from Business Plan.....................................86
         7.16  Inter Project Loans, Mergers, Consolidations and Investments.....86
         7.17  Limitation of Bank Accounts......................................86
         7.18  Venture Subsidiaries and Joint Ventures..........................87
         7.19  Employee Benefits................................................87
         7.20  Charter Documents................................................87

SECTION 8      EVENTS OF DEFAULT; REMEDIES......................................88
         8.1   Events of Default; Remedies......................................88

SECTION 9      AGENTS...........................................................92
         9.1   Appointment of Agent.............................................92
         9.2   Appointment of Collateral Agent..................................93
         9.3   Appointment of Issuing Bank......................................93
         9.4   Delegation of Duties.............................................94
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                                      iii
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

         9.5   Exculpatory Provisions...........................................94
         9.6   Reliance by Agent, Collateral Agent and Issuing Bank.............95
         9.7   Notice of Default................................................96
         9.8   Non-Reliance on Agents, Issuing Bank and Other Banks.............96
         9.9   Indemnification..................................................97
         9.10  [Intentionally Omitted]..........................................97
         9.11  Agents and Issuing Bank in Individual Capacity...................97
         9.12  Successor Agents.................................................98
         9.13  Co-Agent and/or Co-Collateral Agent..............................99

SECTION 10     MISCELLANEOUS...................................................100
         10.1  Amendments and Waivers..........................................100
         10.2  Notices.........................................................101
         10.3  No Waiver: Cumulative Remedies..................................101
         10.4  Survival of Representations and Warranties......................101
         10.5  Payment of Expenses and Taxes...................................101
         10.6  Successors and Assigns: Participations; Purchasing Banks........102
         10.7  Adjustments; Set-Off............................................105
         10.8  Appointment of Agent as Company's Lawful Attorney...............106
         10.9  Counterparts....................................................106
         10.10 Severability....................................................107
         10.11 Integration.....................................................107
         10.12 Governing Law...................................................107
         10.13 Submission to Jurisdiction; Waivers.............................107
         10.14 Acknowledgments.................................................109
         10.15 Waivers of Any Jury Trial.......................................109
         10.16 Confidentiality.................................................109
         10.17 Further Assurances..............................................110
         10.18 Controlling Agreement...........................................111

               THIRD AMENDED AND RESTATED REVOLVING LOAN AGREEMENT
                      ATLANTIC GULF COMMUNITIES CORPORATION

         THIS THIRD AMENDED AND RESTATED REVOLVING LOAN AGREEMENT (this "AGREEMENT") is dated as of December 31, 1998, and entered into by and among ATLANTIC GULF COMMUNITIES CORPORATION, a Delaware corporation, formerly known as General Development Corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (together with each financial institution that may become a party to this Agreement as herein provided, referred to herein individually as a "BANK" and collectively as "BANKS"), M.H. DAVIDSON & CO., LLC, a New York limited liability company, as agent for Banks (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to as "AGENT"), and M.H. DAVIDSON & CO., LLC, a New York limited liability company, as collateral agent for Banks (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to as "COLLATERAL AGENT"). All capitalized terms not otherwise defined herein have the meanings given such terms in Section 1.


                                R E C I T A L S:

                  WHEREAS, pursuant to that certain Purchase Agreement, dated of even date herewith (the "Purchase Agreement"), by and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), AGENT and COLLATERAL AGENT, Foothill has assigned all right, title and interest in and to the Second Amended and Restated Revolving Loan Agreement, dated as of September 30, 1996 (the "Existing Loan Agreement"), the Fifth Amended and Restated Renewal Working Capital Note dated January 15, 1999, in the original principal amount of $20,000,000.00 (the "Existing Note"), and various other loan documents described in the Purchase Agreement, it being understood that no repayment of the indebtedness evidenced is being effected; and

                  WHEREAS, concurrently herewith, the Company is entering into the Recapitalization Transactions; and

                  WHEREAS, Banks desire to appoint M.H. Davidson & Co., LLC, to serve as Agent hereunder and under the Guarantees and to serve as Collateral Agent for Banks under the Security Documents; and

                  WHEREAS, it is a condition to Agent and Collateral Agent entering into the Purchase Agreement with Foothill that the Existing Loan Agreement be amended and restated as provided in this Agreement; and

                  WHEREAS, the parties hereto desire to amend and restate the Existing Loan Agreement in its entirety as provided in this Agreement, it being understood that no repayment of the obligations evidenced by or secured under the Existing Loan Agreement is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof; and

                  WHEREAS, in connection with the Recapitalization Transactions, Banks have agreed to extend additional credit in the amount of Nineteen Million Five Hundred Thousand and No/100 Dollars ($19,500,000.00), consisting of additional advances as evidenced by that certain Future Advance Working Capital Note dated of even date herewith in the original principal amount of Twelve Million and No/100 Dollars ($12,000,000.00) (the "Future Advance Note") and L/C Guarantees issued for the account of Company from time to time in an amount up to $7,500,000 in the aggregate as evidenced by that certain Future Advance Letter of Credit Note dated of even date herewith in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "L/C Note").

                  NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Banks, Agent, and Collateral Agent agree as follows:


                                       I.
                                   DEFINITIONS

         A.       CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

                  "ADMINISTRATIVE CLAIMS" has the meaning assigned that term in
Article I of the Reorganization Plan.

                  "AFFILIATE" with respect to any Person, means (a) any other Person which is a Subsidiary of such Person, (b) any other Person (and each Subsidiary thereof) of which such Person is a Subsidiary, and (c) any other Person which is under common control with such Person.

                  "AGENT" has the meaning assigned that term in the introductory paragraph to this Agreement.

                  "AGREEMENT" has the meaning set forth in the preamble hereto.

                  "ANGLO AMERICAN" means Anglo American Financial, a New York limited partnership.

                  "ANGLO AMERICAN COLLATERAL AGENT" means M.H. Davidson & Co., LLC, a New York limited liability company.

                  "ANGLO AMERICAN BANK GROUP" means the Banks party to the Anglo American Loan Agreement and their respective successors and assigns.

                  "ANGLO AMERICAN LOAN" means the loan outstanding under the Anglo American Loan Agreement.

                  "ANGLO AMERICAN LOAN AGREEMENT" means the Term Loan Agreement, dated as of December 31, 1998, among Company, the Anglo American Bank Group and M.H. Davidson & Co., LLC, as from time to time amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

                  "ANGLO AMERICAN LOAN DOCUMENTS" means, collectively, (i) the Anglo American Loan Agreement, and (ii) the "Loan Documents" as defined in the Anglo American Loan Agreement, each of the foregoing as from time to time amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

                  "ANGLO AMERICAN LOAN OBLIGATIONS" means (i) the Anglo American Loan outstanding under the Anglo American Loan Documents; (ii) all interest, fees, prepayment premiums and late payment fees now or hereafter payable with respect thereto; (iii) all existing and future guaranty obligations relating to the foregoing; and (iv) all other fees (including, without limitation, attorneys' and paralegals' fees and expenses) and other amounts now or hereafter payable to the Anglo American Bank Group, or any of them, or their agents under or in respect of the Anglo American Loan Documents.

                  "ANNUAL NET INCOME" means income as shown on the consolidated statements of income provided by Company under Section 6.1, but in no event less than 0.

                  "APOLLO" means AP-AGC, LLC, a Delaware limited liability company.

                  "BANK" has the meaning assigned to that term in the first paragraph hereof.

                  "BANK ACCOUNTS" means any and all deposit accounts, money market accounts and any other deposits and investments of Company or any Subsidiary held in any bank or other financial institution, any brokerage firm or any other Person and all money, instruments, securities, documents and other investments held pursuant thereto, whether now existing or owned or hereafter created or acquired (exclusive of all but the residual, remainder or beneficial interest of Company and its Subsidiaries in the Reserve Accounts, the Claims Disbursement Account and all other escrow, restricted, custodial and fiduciary accounts, the pledge of which by Company or any Subsidiary is prohibited by agreements existing on the Effective Date or by law, asset forth in SCHEDULE 7.17, which may be amended from time to time by written notice to Agent to include other restricted accounts).

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy" from time to time in effect, or any successor statute.

                  "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Florida, or in the event that such court ceases to exercise jurisdiction over the Reorganization Proceedings, the court that exercises jurisdiction over the Reorganization Proceedings in lieu of the United States Bankruptcy Court for the Southern District of Florida.

                  "BORROWING BASE" means the sum of

                  A. an amount equal to 75% of the principal amount of Eligible Homesite Contract Receivables and Eligible Commercial Receivables;


                  PLUS

                  B. an amount equal to 50% of the lesser of (i) the GAAP Book Value or (ii) the appraised value of the underlying real estate of Commercial Receivables or Homesite Contract Receivables which are not Eligible Homesite Contract Receivables and
                           Eligible Commercial Receivables;

                  PLUS

                  C. an amount equal to 50% of the GAAP Book Value of Real Property consisting of identified scattered homesites;

                  PLUS

                  D. an amount equal to 50% of the GAAP Book Value of identified Eligible Tract Land;

                  PLUS

                  E. an amount equal to 20% of the (i) Net Equity of the West Meadow project, the Lakeside Estates project, the Saxon Woods project, the Trails of West Frisco project and the Riverwalk Tower project and (ii) Fair Market Value of the Falcon Trace project and the Sunset Lakes project

                  "BORROWING DATE" means any Business Day from and including the date hereof to but not including the Maturity Date specified in a notice pursuant to SECTION 2.3 as the date on which Company requests Banks to make Loans hereunder.

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in the State of New York are authorized or required by law or other governmental action to close.

                  "BUSINESS PLAN" means as of the Effective Date and until a new Business Plan is delivered to Banks in accordance with SECTION 6.9, the business plan of Company and its Subsidiaries, dated January 26, 1999, and thereafter the business plan of Company and its Subsidiaries delivered to and approved by Required Banks in December of each year in accordance with SECTION 6.9.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASH COLLATERAL" has the meaning assigned that term in the Escrow Agreement.

                  "CASH COLLATERAL ACCOUNTS" means any and all accounts that Collateral Agent for the benefit of Banks and the Anglo American Bank Group may from time to time require to be established and maintained with financial institutions reasonably satisfactory to Collateral Agent and pledged to Collateral Agent pursuant to cash collateral account agreements in form and substance reasonably satisfactory to Collateral Agent.

                  "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition, (b) time deposits and certificates of deposit having maturities of not more than 90 days from the date of acquisition issued by any domestic commercial bank, or non-domestic commercial bank provided that such non-domestic commercial bank shall have offices in the United States, having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, and (d) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. or which is issued by any domestic commercial bank having capital and surplus in excess of $500,000,000 (or any holding company thereof) and, in any such case, maturing within 90 days after the date of acquisition.

                  "CHANGE OF CONTROL" means, (i) directly or indirectly a sale, transfer, or other conveyance of all or substantially all of the assets of the Company, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13 (d) and 14 (d) of the Exchange Act, whether or not applicable), as an entirety or substantially as an entirety in one transaction or series of related transactions, in each case with the effect that the Person or group of Persons that, as of the Effective Date, are not shareholders of the Company (or any Person or group of Persons that, as of the Effective Date, are Affiliates of such shareholders) own more than 30% of the aggregate number of votes of all classes of Capital Stock of the Company which ordinarily have voting power for the election of directors, managers or trustees of the transferee entity immediately after such transaction, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the shareholders of the Company as of the Effective Date (or any Person or group of Persons that, as of the Effective Date, are Affiliates of such shareholders), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the aggregate number of votes of all classes of Capital Stock of the Company which ordinarily have voting power for the election of directors of the Company, or (iii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Company, together with any new directors whose election by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company then in office.

                  "CLAIMS DISBURSEMENT ACCOUNT" means the segregated account established for purposes of holding funds to pay Administrative Claims, Priority Claims and Convenience Class Claims pursuant to Sections 3.2.4 and 8.1.1 of the Reorganization Plan.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" has the meaning assigned that term in Section
3.1.

                  "COLLATERAL AGENT" means M.H. Davidson & Co., LLC solely in its capacity as collateral agent for Banks under the Loan Documents pursuant to the terms of this Agreement and the other Loan Documents.

                  "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "COMMERCIAL REAL ESTATE" means all Real Property of Company and its Subsidiaries (including condominium and cooperative units), other than Real Property reserved for sale as single family residential homes or lots.

                  "COMMERCIAL RECEIVABLES" means all promissory notes and mortgages and deeds of trust payable to, or held by, Company or any Subsidiary, and all other documents, instruments and agreements executed in connection therewith, whether currently existing or hereafter created or acquired, arising from the sale of single family homesites or arising from the sale of other Real Property and all cash and non-cash proceeds thereof.

                  "COMMITMENT" means, as to any Bank, the obligation of such Bank, if any, to make (i) a Loan to Company hereunder and (ii) to issue L/C Guarantees hereunder, in an aggregate principal amount not to exceed the amount set forth opposite such Bank's name on SCHEDULE 2.1; the Commitments of all Banks, are collectively referred to herein as the "COMMITMENTS."

                  "COMMITMENT TRANSFER SUPPLEMENT" has the meaning assigned that term in Section 10.6.

                  "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with Company within the meaning of
Section 4001 of ERISA or is part of a group which includes Company and which is treated as a single employer under Section 414 of the Code.

                  "COMPANY ACCOUNTANTS" shall mean Ernst & Young LLP or another accounting firm designated by the Company and approved by Agent.

                  "COMPANY OPERATING ACCOUNT" means that certain deposit account number 6189189013641 maintained by Company with Sun Trust Bank, Miami, N.A. or such other deposit account maintained by Company at a financial institution reasonably satisfactory to Collateral Agent.

                  "COMPANY OPERATING ACCOUNT CONTROL AGREEMENT" means a written agreement among Company, M.H. Davidson & Co., LLC (in its capacity as Collateral Agent), and Operating Account Bank, with respect to the Company Operating Account, in form and substance reasonably satisfactory to Collateral Agent, pursuant to which Operating Account Bank acknowledges the security interests granted by Company to Collateral Agent in the Company Operating Account, waives rights of setoff with respect to the Company Operating Account, and agrees to act upon the instructions of Collateral Agent with respect to the disposition of funds inthe Company Operating Account should Operating Account Bank receive such instructions from M.H. Davidson & Co., LLC.

                  "CONDEMNATION AWARDS" means any and all proceeds (including proceeds in the form of promissory notes or other agreements for the payment of proceeds) from (a) the taking by eminent domain, condemnation or otherwise, or acquisition pursuant to contract, of any property of Company or any Subsidiary by the United States of America, the State of Florida or any political subdivision thereof, or any agency, department, bureau, board, commission or instrumentality of any of them, including any awards and/or other compensation awarded to, or received by, the Company or GDU, whether as a result of litigation, arbitration, settlement or otherwise, arising from the Utility Condemnation Proceedings or (b) any sale by Company or any Subsidiary of a water and utility system to a governmental entity in lieu of condemnation whether now owned or hereafter created or acquired.

                  "CONFIRMATION ORDER" means the order issued on March 27, 1992 by the Bankruptcy Court, confirming the Reorganization Plan.

                  "CONSOLIDATED NET WORTH" means, at any particular date, all amounts which, in accordance with GAAP, would be included as Shareholders' Equity on a consolidated balance sheet of Company and its consolidated Subsidiaries at such date.

                  "CONTRACTUAL OBLIGATION" means, with respect to any Person, any provision of any security issued by that Person or of any agreement, instrument or other undertaking to which that Person is a party or by which it or any of its property is bound.

                  "DEEDS OF TRUST" means the Deeds of Trust executed from time to time between Company or a Subsidiary and Collateral Agent substantially in the form of the Deeds of Trust in existence as of December 31, 1998, as the same may be amended, supplemented or otherwise modified from time to time (including any amendments or modifications made in connection with this Agreement), pursuant to which Company and Subsidiaries grant a security interest in the Real Property located in Tennessee (and in such other jurisdictions where "deeds of trust" are used to encumber real property) and related Personal Property of Company or Subsidiaries to Collateral Agent, for the benefit of Banks, as required by this Agreement.

                  "DEFAULT" means any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DEFAULT RATE" has the meaning assigned to that term in
Section 2.8.

                  "DEPOSIT ACCOUNT SECURITY AGREEMENT" means that certain Deposit Account Security Agreement, dated as of December 31, 1998, executed by Company and each of its Subsidiaries in favor of Collateral Agent, for the benefit of Banks.

                  "DOLLARS" and the sign "$" means the lawful money of the United States of America.

                  "E&Y REPORT" means the Consultant's Report - Atlantic Gulf Communities Corporation, October 9, 1998, prepared by Ernst & Young LLP.

                  "EFFECTIVE DATE" means February 1, 1999, the date this Agreement became effective.

                  "ELIGIBLE COMMERCIAL RECEIVABLES" means those Commercial Receivables that comply with each and all of the representations and warranties representing Commercial Receivables made by Company or any Subsidiary to Agent in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; PROVIDED; HOWEVER, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. Eligible Commercial Receivables shall not include any of the following: (i) Commercial Receivables that are in material default; (ii) Commercial Receivables with respect to which the obligor is an employee, Affiliate, or agent of Company or any Subsidiary; (iii) Commercial Receivables with respect to which the obligor is a creditor of Company or any Subsidiary, has or has asserted a right of setoff, or has disputed its liability or made any claim with respect to the Commercial Receivables; PROVIDED, HOWEVER, that such Commercial Receivables only shall be deemed ineligible under this clause to the extent of the actual or likely offsetting amount as determined by Agent, in its reasonable credit judgment, unless Agent believes that the dispute or claim will jeopardize the repayment of all or substantially all of the Commercial Receivable in a timely manner; (iv) Commercial Receivables that the obligor has failed to pay within 90 days of due date; (v) Commercial Receivables with respect to which the obligor is subject of any Insolvency Proceeding, or becomes insolvent; and (vi) Commercial Receivables the collection of which Agent, in its reasonable credit judgment, believes to be doubtful by reason of the obligor's financial condition.

                  "ELIGIBLE HOMESITE CONTRACT RECEIVABLES" means those Homesite Contract Receivables that comply with each and all of the representations and warranties respecting Homesite Contract Receivables by Company or any Subsidiary to Agent in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; PROVIDED, HOWEVER, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. Eligible Homesite Contract Receivables shall not include any of the following: (i) Homesite Contract Receivables that are in material default; (ii) Homesite Contract Receivables with respect to which the obligor is an employee, Affiliate, or agent of Company or of any Subsidiary;
(iii) Homesite Contract Receivables with respect to which the obligor is a creditor of Company or any Subsidiary, has or has asserted a right of setoff, or has disputed its liability or made any claim with respect to the Homesite Contract Receivable; PROVIDED, HOWEVER, that such Homesite Contract Receivables only shall be deemed ineligible under this clause to the extent of the actual or likely offsetting amount as determined by Agent, in its reasonable credit judgment, unless Agent believes that the dispute or claim will jeopardize the repayment of all or substantially all of the Homesite Contract Receivable in a timely manner; (iv) Homesite Contract Receivables that the obligor has failed to pay within 90 days of due date; (v) Homesite Contract Receivables with respect to which the obligor is the subject of any Insolvency Proceeding, or becomes insolvent; and (vi) Homesite Contract Receivables the collection of which Agent, in its reasonable judgment, believes to be doubtful of the obligor's financial condition.

                  "ELIGIBLE JOINT VENTURE PROJECTS" means on the Effective Date, the Joint Ventures initially consisting of Sunset Lakes project, the Jupiter Ocean Grande project and the Falcon Trace project, each as described in the E&Y Report and that certain joint venture project located in Cary, North Carolina commonly known as "Cary Glen".

                  "ELIGIBLE SUBDIVISION PROJECTS" means only those real estate projects owned in their entirety by Company or any of its Subsidiaries. On the Effective Date, Eligible Subdivision Projects shall consist of the "West Bay Club" project, the "Trails of West Frisco" project, "West Meadows" project, the "Aspen-Glenwood Springs" project, the "Lakeside Estates" project, the "Saxon Woods" project and the "Riverwalk Tower" project, each as described in the E&Y Report, and that certain condominium project to be located in Lee County, Florida, currently known as the "West Bay Club Condominium".

                  "ELIGIBLE TRACT LAND" means (1) those Parcels of Real Property consisting of raw tract land identified on Schedule E-1 and (2) any tract land the title to which is revested in Company as a result of foreclosure, or deed in lieu of foreclosure, on a Commercial Receivable.

                  "ENVIRONMENTAL LAWS" means any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, environmental protectionmatters, including Hazardous Materials, as now or may at any time hereafter be in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

                  "ERISA EVENT" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Single Employer Plan or the withdrawal or partial withdrawal of the Company or any of its Commonly Controlled Entity from any Single Employer Plan or Multiemployer Plan; (f) the receipt by the Company or any Commonly Controlled Entity from the PBGC or a plan administrator of any notice relating to the intention to terminate any Single Employer Plan or Single Employer Plans or to appoint a trustee to administer any Single Employer Plan; (g) the receipt by the Company or any Commonly Controlled Entity of any notice concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Company or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

                  "ESCROW AGREEMENT" means that certain Escrow Agreement, dated as of January 29, 1999 by and among Atlantic Gulf Communities Corporation, United States Trust Company and each of the Banks.

                  "EVENT OF DEFAULT" means any of the events specified in
Section 8; PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "EXCLUDED PROPERTY" means (a) the Capital Stock of General Development Acceptance Corporation and GDV Financial Corporation, (b) 34% of the Capital Stock of AG Asia, (c) all money or property now or hereafter deposited into a Reserve Account pursuant to the Reorganization Plan (exclusive of the residual, remainder or beneficial interests of Company and its Subsidiaries therein), (d) any portions of payments made on Homesite Contracts Receivable which are, as a matterof law or pursuant to such Homesite Contracts Receivable, required to be placed in a restricted account for the payment of utility charges or paid toward real estate taxes on the lots subject to the respective Homesite Contracts Receivable giving rise to such payments and (e) the Trust Property.

                  "EXCLUDED SUBSIDIARIES" means the direct or indirect subsidiaries of Company listed on SCHEDULE E-2.

                  "EXISTING LOAN AGREEMENT" has the meaning set forth in the first WHEREAS clause of the Recitals hereto.

                  "EXISTING NOTE" has the meaning set forth in the first WHEREAS clause of the Recitals hereto.

                  "FAIR MARKET VALUE" means, for each Eligible Subdivision Project and/or Eligible Joint Venture Project, as applicable, at any time the present value at such time of the pro forma statements of cash flows for such project (which are included in Appendix L to the E&Y Report or, if so requested by the Agent or the Required Banks (no more frequently than annually) in any subsequent report of Ernst & Young or other consultant acceptable to Agent, provided to Banks) using a discount rate of 15%, and which pro forma statement shall be updated by the Company from time to time, but no less frequently than quarterly for actual revenues, expenses and financings. For interim months between quarterly updates, the pro forma statements shall be adjusted by adding any project expenditures (contributed by financing or otherwise) less Net Cash Proceeds from any sales.

                  "FINANCING LEASE" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a consolidated balance sheet of Company and Subsidiaries.

                  "FOOTHILL" means Foothill Capital Corporation, a California corporation.

                  "FOOTHILL LOAN DOCUMENTS" means the Existing Loan Agreement and all security documents and all other instruments and/or agreements related thereto.

                  "FUNDS FLOW MEMO" means a funds flow memorandum, in form and substance satisfactory to Agent and Collateral Agent, documenting the sources and applications of funds in respect of the consummation of the Recapitalization Transactions and the payment of the amounts required to be paid hereunder to Agent and Banks on the Effective Date.

                  "FUTURE ADVANCE NOTE" has the meaning set forth in the final WHEREAS clause of the Recitals hereto.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination; PROVIDED that calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in Section 4.1.

                  "GAAP BOOK VALUE" means book value as determined by Company and reflected in Company's consolidated balance sheets prepared in accordance with GAAP consistently applied, except as may be approved by Agent, and delivered to Agent from time to time pursuant to this Agreement.

                  "GDC" means General Development Corporation, a Delaware corporation, under which name Company was formerly known.

                  "GDU" means the Company's Subsidiary, General Development Utilities, Inc., a Florida corporation.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

                  "GUARANTEE OBLIGATION" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of theguaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that, as used herein, the term "Guarantee Obligation" shall neither include endorsements of instruments for deposit or collection in the ordinary course of business, nor constitute Indebtedness. Theamount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as reasonably determined by Company in good faith.

                  "GUARANTEES" means, collectively, the guarantees of the Obligations, made by the Subsidiaries and Unrestricted Subsidiaries pursuant to the Subsidiary Guarantees.

                  "HAZARDOUS MATERIALS" means any hazardous materials, hazardous waste, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

                  "HOMESITE CONTRACTS RECEIVABLES" means all contracts for deed, promissory notes, mortgages, deeds of trust and other agreements, currently existing or hereafter created or acquired, pursuant to which Company or any Subsidiary has the right to receive payment in any form whatsoever for the sale of single-family homesites (excluding Commercial Receivables), including any and all accounts, contract rights, chattel paper, general intangibles and unpaid seller's rights, relating to the foregoing or arising therefrom, reserves and credit balances arising thereunder and cash and non-cash proceeds of any and all of the foregoing.

                  "HOMESITE PROGRAM" has the meaning assigned that term in
Article I of the Reorganization Plan.

                  "HOMESITES" means any land now or hereafter held for the purposes of sale as single-family homesites.

                  "INDEBTEDNESS" means, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations (contingent or otherwise) of such Person arising out of letters of credit issued for the account or upon the application of such Person, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person may have not assumed or otherwise becomeliable for the payment thereof. As used herein, the term "Indebtedness" shall not include Guarantee Obligations.

                  "INSOLVENCY", means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INSOLVENT" means pertaining to a condition of Insolvency.

                  "INTELLECTUAL PROPERTY" has the meaning assigned that term in
Section 4.9.

                  "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated as of December 31, 1998, by and among Agent, Banks, the Anglo American Collateral Agent, the Anglo American Bank Group, the Secured Agreement Banks and the Collateral Agent and the Secured Agreement Collateral Agent and acknowledged by Company and its Subsidiaries (including Unrestricted Subsidiaries and Excluded Subsidiaries) and The Bank of New York, substantially in the form of EXHIBIT I-1, as such agreement may be supplemented, amended or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" means, as to any Loan, the last day of each calendar month to occur while such Loan is outstanding.

                  "INVESTMENT AGREEMENT" has the meaning ascribed to such term in the Intercreditor Agreement, but shall not refer to amendments, modifications, supplements, or restatements thereof entered into after the Effective Date without the prior consent of Agent and the Banks.

                  "INVESTMENT INSTRUMENTS" means the Investment Agreement, the Preferred Stock, the certificate of designation of preferences and rights relating to the Preferred Stock, and all other documents, instruments, and agreements executed in connection therewith, each as from time to time amended, supplemented or otherwise modified in accordance with the terms hereof, thereof, and of the Intercreditor Agreement.

                  "INVESTMENTS" means any and all promissory notes, Capital Stock (other than Subsidiary Stock), bonds, debentures and securities, held by Company or any Subsidiary, whether now owned or hereafter acquired.

                  "ISSUING BANK" means, with respect to any L/C Guarantee, DK Acquisition Partners, LLC or its designee.

                  "JOINT VENTURES" means, collectively, (a) the joint ventures identified on Schedule 4.14(B), and (b) any other partnership, joint venture, limited liability company, or other entity in which a Subsidiary acquires, after the Effective Date and as permitted under Section 7.9(g) and 7.18, equity interests therein representing 50% or less of such entity's contributed capital; and "Joint Venture" means any one of them.

                  "JOINT VENTURE PLEDGE AGREEMENT" means that certain Assignment of Partnership Interests, dated as of December 31, 1998, substantially in the form of EXHIBIT J-1, among each of the Venture Subsidiaries and Collateral Agent, pursuant to which the Venture Subsidiaries pledge all of their right, title, and interest in and to the Joint Ventures to Collateral Agent for the benefit of Banks.

                  "LAS OLAS PROPERTY" means the real property project in Fort Lauderdale, Florida identified in the E&Y Report as the Riverwalk Tower project.

                  "BANKS" has the meaning assigned that term in the introductory paragraph to this Agreement.

                  "L/C GUARANTEE" means a guarantee of payment or reimbursement obligation with respect to a letter of credit issued by an issuing bank for the account of Company.

                  "L/C NOTE" has the meaning set forth in the final WHEREAS clause of the Recitals hereto, which is a contingent obligation of the Company as more particularly described in Section 2.15(f)

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Standby Letters of Credit to be obtained by Issuing Bank for the account of Company pursuant to Section 2.15.

                  "LETTER OF CREDIT USAGE" means, as of any date of determination, the sum of (a) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all L/C Guarantees then outstanding PLUS (b) the aggregate amount of all drawings under L/C Guarantees honored by Issuing Bank and not theretofore reimbursed by Company (whether by means of the proceeds of Loans pursuant to SECTION 2.15(E)(II) or otherwise).

                  "LIEN" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

                  "LITCHFIELD" means Litchfield Financial Corporation.

                  "LOAN BORROWING DATE" means the Business Day specified in a notice pursuant to SECTION 2.2 as a date on which Company requests Banks to make the Loans hereunder.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the L/C Guarantees, any applications for L/C Guarantees, the Subsidiary Guarantees, the Security Documents, the Tax Servicing Contracts, and any other agreement entered into, now or in the future, in connection with this Agreement.

                  "LOANS" has the meaning assigned that term in Section 2.1.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect upon
(a) the business, operations, property or condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole, (b) the ability of Company to perform its obligations under this Agreement, the Notes, the Security Documents or other Loan Documents, or (c) the legality, validity, enforceability of this Agreement, the Notes, the Security Documents or other Loan Documents, the attachment, perfection or priority of any Liens created by the Loan Documents, or the rights or remedies of Agent, Collateral Agent or Banks hereunder or thereunder.

                  "MATURITY DATE" means the close of business on the eighteen month anniversary of the Effective Date.

                  "MAXIMUM PERMISSIBLE CREDIT AMOUNT" means the aggregate of the Commitments of all of the Banks to make Loans and to obtain Letters of Credit and issue L/C Guarantees, being, on any date of determination prior to the Maturity Date, the Maximum Permissible Loan Amount plus $7,500,000, and on or after the Maturity Date, $0.

                  "MAXIMUM PERMISSIBLE LOAN AMOUNT" means the aggregate of the Commitments of all of the Banks to make Loans, being, on any date of determination prior to the Maturity Date, $32,000,000 (as such amount may be reduced from time to time in accordance with Section 2.5 hereof) and on or after the Maturity Date, $0.

                  "MEZZANINE PROPERTY UNDER DEVELOPMENT" means, collectively, the Real Property of any MPUD Subsidiary which is acquired for the purpose of being developed, or which is in the process of being improved or developed, either by theconstruction of roads, curb cuts, sewer and water facilities or other improvements, or by the construction of residential units and appurtenances thereto.

                  "MORTGAGES" means the Mortgage and Security Agreements executed from time to time by Company or a Subsidiary in favor of Collateral Agent, substantially in the form of the Mortgages in existence as of December 31, 1998, and as the same may be amended, supplemented, consolidated or otherwise modified from time to time (including as any amendments and modifications made in connection with this Agreement), pursuant to which Company and Subsidiaries grant a security interest in the Real Property located in Florida (or in such other jurisdictions where "mortgages" are used to encumber real property) and related Personal Property of Company or Subsidiaries to Collateral Agent, for the benefit of Banks.

                  "MPUD HOLDING COMPANY" means a Subsidiary of Company the sole asset of which is all of the issued and outstanding stock of an MPUD Subsidiary.

                  "MPUD SUBSIDIARY" has the meaning assigned that term in
Section 7.2(h).

                  "MPUD SUBSIDIARY GROUP(S)" means an MPUD Subsidiary Holding Company and all direct and/or indirect, wholly-owned Subsidiaries of such MPUD Subsidiary ("MPUD Subsidiary Subsidiaries").

                  "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Section 4001(a) (3) of ERISA.

                  "NET CASH FLOW" means, with respect to any fiscal period of a Person, on a consolidated basis, the actual consolidated net cash flow from operations as determined on the basis set forth in SCHEDULE N-1.

                  "NET CASH PROCEEDS" means with respect to any sale of assets all cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when and so received) received from such sale net of bona fide direct costs of sale.

                  "NET EQUITY" means, for each Eligible Subdivision Project, the excess of (1) the Fair Market Value thereof over (2) the identified Project Specific Debt related thereto outstanding as of the date of determination of such Fair Market Value.

                  "NOTES" means the Sixth Note, the Future Advance Note, the L/C Note, and any renewal, replacement or substitution for any of them.

                  "NOTIFICATION DATE" has the meaning assigned that term in
Section 2.15(a) (ii).

                  "OBLIGATIONS" means all obligations of every nature of Company from time to time owed to Agent, Banks or Collateral Agent or any of them under the Loan Documents, whether for principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including Early Termination Premiums), fees, costs, and expenses (including any fees, costs, or expenses that, but for the provisions of the Bankruptcy Code, would have accrued including without limitation, all interest accruing after the commencement of an Insolvency Proceeding whether or not allowed as a claim in an Insolvency Proceeding), indemnification, or otherwise.

                  "OPERATING ACCOUNT BANK" means Sun Trust Bank, Miami, N.A. or such other financial institution reasonably satisfactory to Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

                  "PERMITTED SALE ASSET" has the meaning assigned that term in
Section 7.6.

                  "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PERSONAL PROPERTY" means the following personal property of Company or any Subsidiary (exclusive of Homesite Contracts Receivable and Commercial Receivables of Company or any Subsidiary):

                  (a)      the Bank Accounts;

                  (b)      the Investments;

                  (c) any and all accounts, contract rights, chattel paper, instruments and documents, including any right to payment for goods sold or leased or services rendered, whether now owned or hereafter acquired;

                  (d) any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property of every kind and description, whether now owned or hereafter acquired, and wherever located, and all parts, accessories and special tools and replacements therefor;

                  (e) any and all general intangibles, whether now owned or hereafter created or acquired, including all causes of action, rights in and to any and all Condemnation Awards, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, taxrefund claims, computer programs, any other Intellectual Property, all claims under guaranties, security interests or other security to secure payment of any accounts by an account debtor, all rights to indemnification and all other intangible property of every kind and nature, including (i) the interests, if any, of Company or any Subsidiary in payments, proceeds, residuals and remainders from, or as a beneficiary of, the Reserve Accounts, Claims Disbursement Account, or other such accounts, (ii) any and all beneficial interests in the trusts pursuant to which title to the Trust Property is held and (iii) any and all other proceeds or causes of action with respect to, or rights to receive proceeds from, any condemnation of any Real Property or Personal Property of Company or any Subsidiary, whether now in existence or hereafter created or acquired.

                  (f) any and all goods which are, or may at any time be, goods held for sale or lease or furnished under contracts of service or raw materials, work-in-process or materials used or consumed in business, wheresoever located and whether now owned or hereafter created or acquired, including all such property the sale or other disposition of which has givenrise to accounts and which has been returned to or repossessed or stopped in transit;

                  (g) all monies, cash, residues and property of any kind, now or at any time hereafter in the possession or under the control of any Bank, the Anglo American Bank Group or the Secured Agreement Obligees or any agent or bailee of any Bank, the Anglo American Bank Group or the Secured Agreement Obligees;

                  (h) all accessions to, all substitutions for, and all replacements, products and proceeds of, the foregoing, including proceeds of insurance policies insuring the aforesaid property and documents covering the aforesaid property, all property received wholly or partly in trade or exchange for such property, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, correction or any other temporary or permanent disposition of such items or any interest therein whether or not they constitute "proceeds" as defined in the Uniform Commercial Code; and

                  (i) all books, records, documents and ledger receipts pertaining to any of the foregoing, including customer lists, credit files, computer records, computer programs, storage media and computer software used or acquired in connection with generating, processing and storing such books and records or otherwise used or acquired in connection with documenting information pertaining to the aforesaid property.

                  "PERSONAL PROPERTY SECURITY AGREEMENT" means that certain Personal Property Security Agreement, dated as of December 31, 1998, executed by Company and the Subsidiaries (including Unrestricted Subsidiaries and Excluded Subsidiaries) now or hereafter party thereto in favor of Collateral Agent, for the benefit of Banks.

                  "PLAN" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PREFERRED STOCK" means the Company's (1) 20% Cumulative Redeemable Convertible Preferred Stock, Series A (the "SERIES A PREFERRED STOCK"), the terms and conditions of which are set forth in that certain Statement of Preferences and Rights of the Series A Preferred Stock (the "SERIES A STATEMENT"), a copy of which is attached as Annex A to the Company's Amended and Restated Certificate of Incorporation and (2) 20% Cumulative Redeemable Convertible Preferred Stock, Series B (the "SERIES B PREFERRED STOCK"), the terms and conditions of which are set forth in that certain Statement of Preferences and Rights of the Series B Prefer-red Stock (the

"SERIES B STATEMENT"), a copy of which is attached as Annex B to the Company's Amended and Restated Certificate of Incorporation.

                  "PRIORITY CLAIMS" has the meaning assigned that term in
Article I of the Reorganization Plan.

                  "PROJECT SPECIFIC DEBT" shall mean the total amount of all third party debt incurred by all Subsidiaries in connection with the development and ownership of the various projects being developed from time to time by Subsidiaries.

                  "PRO RATA SHARE" means: the percentage obtained by dividing
(i) a Bank's Commitment, by (ii) the Commitments of all Banks; PROVIDED, HOWEVER, that, in each case, in the event all Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination and otherwise as set forth above.

                  "REAL PROPERTY" means any and all real property and fixtures and interests in real property and fixtures now owned or hereafter acquired by Company or any Subsidiary.

                  "REAL PROPERTY SALE" means the sale, assignment or other transfer for value of any Real Property by Company or any Subsidiary.

                  "RECAPITALIZATION TRANSACTIONS" means: (a) the assignment of the Foothill Loan Documents to Agent; (b) the execution and delivery of this Agreement and the Anglo American Loan Agreement and the funding of the Loans in accordance herewith and of the Anglo American Loans in accordance therewith; (c)
(i) the execution and delivery of the Intercreditor Agreement, (ii) the resignation of The Bank of New York as SP Sub Collateral Agent, and (iii) the transition of the SP Sub Collateral Agent functions from The Bank of New York to DK Acquisition Partners, L.P.; and the use by Company of (i) the proceeds of the Loans on the Effective Date, (ii) the proceeds of the Anglo American Loans and the Loans, and (iii) unrestrictedand unencumbered cash of Company, in each case, in accordance with the Funds Flow Memo, to finance: (A) the retirement by Company of all of the outstanding Unsecured Cash Flow Notes in an aggregate principal amount not greater than $39,496,400; and (B) the repurchase by Company of Homesite Contract Receivables from (1) Litchfield in an aggregate amount not to exceed $2,300,000, and (2) BankBoston N.A. in an aggregate amount not to exceed $8,300,000.

                  "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
Section 4241 of ERISA

                  "REORGANIZATION PLAN" means the Restated Second Amended Joint Plan of Reorganization of General Development Corporation jointly proposed in the Reorganization Proceedings by Company and the Official Unsecured Creditors Committee, filed on October 9, 1991 with the Clerk of the Bankruptcy Court, as modified by Modification filed March 9, 1992.

                  "REORGANIZATION PROCEEDINGS" means the cases commenced on April 6 and April 12, 1990 under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court by GDC (Case No. 90-12231-BKC-AJC), General Development Financial Services, Inc. (Case No. 90-12232-BKC-AJC), General Development Resorts, Inc. (Case No. 90-12233 BKC-AJC), Town & Country II, Inc. (formerly Florida Residential Communities, Inc.) (Case No. 9012234-BKC-AJC), Five Star Homes Group, Inc. (Case No. 90-12235-BKC-AJC), Five Star Homes, Inc. (Case No. 90-12338-BKC-AJC), GDV Financial Corporation (Case No. 90-I2236BKC-MC) and Environmental Quality Laboratory, Incorporated (Case No. 90-12237-BKC-AJC).

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived.

                  "REQUIRED BANKS" means Banks holding at least 66 2/3% of the aggregate amount of the Commitments.

                  "REQUIREMENT OF LAW" means, as to any Person, the certificate or articles of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESERVE ACCOUNTS" means the Disbursement Account (as defined in Section 8.4 of the Reorganization Plan); the Disputed Claims Reserve Account (as defined in Section 8.7 of the Reorganization Plan); any reserve of securities, utility-satisfied lots, cash or other assets that is established pursuant to the ReorganizationPlan, the Homesite Program, or any agreement resolving a claim of the State of Florida in the Reorganization Proceedings, to satisfy requests for utility service; and any reserve of securities or cash established to fund road or other improvements pursuant to any agreement resolving a claim of the State of Florida in the Reorganization Proceedings, including the Utility Lot Trust Agreement, dated December 26, 1996 executed by and between Company and the State of Florida, Department of Business Regulation, Division of Florida Land Sales, Condominiums and Mobile Homes.

                  "RESPONSIBLE OFFICER" means the chief executive officer and the president of Company, or with respect to corporate proceedings, the secretary or any assistant secretary of Company, or, with respect to financial matters, the chief financial officer or treasurer of Company.

                  "REVERSE STOCK SPLIT" has the meaning set forth in the definition of "STOCK SPLIT".

                  "SALE AND LEASEBACK" means any arrangement with any Person providing for the leasing by Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Company or Subsidiary.

                  "SECURED AGREEMENT" has the meaning ascribed to such term in the Intercreditor Agreement, but shall not refer to amendments, modifications, supplements, or restatements thereof entered into after the Effective Date without the prior consent of Agent and Banks.

                  "SECURED AGREEMENT COLLATERAL AGENT" means DK Acquisition Partners, L.P.

                  "SECURED AGREEMENT DOCUMENTS" means the Secured Agreement, the "Transaction Documents" as defined in the Secured Agreement, the Investment Instruments, the Secured Note and any and all instruments, documents and agreements executed in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Intercreditor Agreement.

                  "SECURED AGREEMENT OBLIGEES" has the meaning ascribed to such term in the Intercreditor Agreement.

                  "SECURED AGREEMENT OBLIGATIONS" means: (i) any indebtedness and obligations now or hereafter owing to the Secured Agreement Obligees under or in connection with the Secured Agreement Documents, including, without limitation,(x) redemption and repurchase obligations with respect to the Series A Preferred Stock and (y) the Secured Note Obligations; (ii) all interest, prepayment premiums and late payment fees now or hereafter payable with respect thereto; (iii) all existing and future guaranty obligations relating to the foregoing; and (iv) all other fees (including, without limitation, attorneys' and paralegals' fees and expenses) and other amounts now or hereafter payable to the Secured Agreement Obligees, or any of them, or their agents under or in respect of the Secured Agreement Documents.

                  "SECURED DEBT DOCUMENTS" means, collectively, the Loan Documents, the Anglo American Loan Documents, and the Secured Agreement Documents, each as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, thereof, and of the Intercreditor Agreement.

                  "SECURED NOTE" means, collectively, (a) that certain $850,000 promissory note dated as of December 31, 1998 and (b) that certain $1,000,000 promissory note dated as of December 31, 1998, each made by the Company to the order of the Secured Agreement Obligees and each having a maturity date of February 1, 2002.

                  "SECURED NOTE OBLIGATIONS" means all obligations of the Company to the Secured Agreement Obligees under or with respect to the Secured Note (whether for principal, interest, fees, costs, expenses, or otherwise) and all obligations of any Subsidiary of the Company with respect thereto (whether pursuant to a guaranty thereof, as a co-maker thereof or co-obligor with respect thereto, or otherwise).

                  "SECURITY AGREEMENTS" means the Personal Property Security Agreement, the Deposit Account Security Agreement, and any other security agreements, between Company and/or a Subsidiary and Agent or Collateral Agent, as the same may be amended supplemented or otherwise modified from time to time, pursuant to which Company and Subsidiaries assign and grant a security interest in Homesite Contracts Receivables and Commercial Receivables and Personal Property of Company or Subsidiaries to Agent or Collateral Agent, for the benefit of Banks, as required by this Agreement.

                  "SECURITY DOCUMENTS" means the Stock Pledge Agreement, the Joint Venture Pledge Agreement, the Security Agreements, the Mortgages, the Deeds of

Trust, the Company Operating Account Control Agreement, any cash collateral account agreements, and any and all other agreements, instruments, documents, financing statements, assignments, notices, mortgages and other written matter necessary or reasonably required by Agent or Collateral Agent at any time to create, perfect, maintain or continue Agent's and Collateral Agent's Lien in the Collateral, together with all amendments, modifications, extensions, substitutions and renewals thereof.

                  "SERIES A DOCUMENTS" has the meaning set forth in Section
4.32.

                  "SERIES A PREFERRED STOCK" and "SERIES B PREFERRED STOCK" have the meanings specified in the definition of Preferred Stock.

                  "SERIES A STATEMENT" has the definition assigned to that term in the definition of "PREFERRED STOCK".

                  "SERIES B STATEMENT" has the definition assigned to that term in the definition of "PREFERRED STOCK".

                  "SHAREHOLDERS' EQUITY" means, as to any corporation, an amount equal to the excess of the assets of such corporation (including minority interests) over its liabilities, determined in accordance with GAAP and as shown on the most recently prepared applicable balance sheet of such corporation. The Company's Preferred Stock shall not be treated as liabilities for purposes hereof.

                  "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SIXTH NOTE" means the Sixth Amended and Restated Renewal Working Capital Note dated as of December 31, 1998 made by the Company in favor of Agent to renew, amend and restate the Existing Note.

                  "SPUD SUBSIDIARY" has the meaning assigned that term in
Section 7.2(h).

                  "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued in accordance with the provisions of this Agreement for the purpose of repayment of a portion (the "Repayment Amount") of the principal of the Unsecured Cash Flow Notes in an aggregate amount not to exceed $7,500,000 subject to reduction from time to time in accordance with the terms of the Escrow Agreement.

                  "STOCK PLEDGE AGREEMENT" means the Fourth Amended and Restated Stock Pledge Agreement, dated as of December 31, 1998, among Company, each of its

Subsidiaries and Collateral Agent, pursuant to which Company and Subsidiaries pledge Subsidiary Stock to Collateral Agent for the benefit of Banks.

                  "STOCK SPLIT" means a proposal to amend Company's Amended and Restated Certificate of Incorporation to effect, if subsequently determined by Company's board of directors, (1) a reverse stock split of Company's outstanding common stock on the effective date of the amendment (the "Reverse Split Effective Date"), pursuant to which a fixed number of shares (as determined by the Company's board of directors in its discretion) then outstanding will be converted into one share (the "Reverse Stock Split"), and all fractions created in the Reverse Stock Split will be cashed out and (2) to effect a forward split of the Company's common stock on the day following the Reverse Split Effective Date pursuant to which each share of common stock then outstanding as of such date will be converted into a fixed number of whole shares of the Company's common stock (as determined by the Company's board of directors in its discretion).

                  "SUBSIDIARY" means, as to any Person, a corporation, partnership, trust (exclusive of any trust created in connection with a Reserve Account) or other entity of which shares of stock, partnership interests, beneficial interests or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, trust (exclusive of any trust created in connection with a Reserve Account) or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Company. Unless otherwise indicated, all references to a Subsidiary or Subsidiaries of Company shall not mean, include, or refer to the Unrestricted Subsidiaries, the Excluded Subsidiaries, or the Joint Ventures.

                  "SUBSIDIARY GUARANTEE" means the Subsidiary Guarantee, dated as of December 31, 1998, executed by Company and each of its Subsidiaries and Unrestricted Subsidiaries in favor of Agent, for the benefit of Banks.

                  "SUBSIDIARY PROPERTY UNDER DEVELOPMENT" means, collectively, the Real Property of any Subsidiary which is acquired for the purpose of being developed, or which is in the process of being improved or developed, either by the construction of roads, curb cuts, sewer and water facilities or other improvements, or by the construction of residential units and appurtenances thereto.

                  "SUBSIDIARY STOCK" means the Capital Stock of any and all Subsidiaries, Excluded Subsidiaries, and Unrestricted Subsidiaries.

                  "TAX SERVICING CONTRACTS" means, collectively, the tax servicing contracts required to be delivered under Section 5.3, and all amendments, modifications, extensions, substitutions and renewals thereof.

                  "TOTAL USAGE" means, as of any date of determination, $7,500,000.

                  "TRUST PROPERTY" means the real property held in trust pursuant to (a) Trust Agreement No. 06-01-009-6082101, dated as of January 17,1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of Company, the Beneficiary; (b) Trust Agreement No. 06-01-009-6081954, dated as of January 17,1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of Company, the Beneficiary; (c) Trust Agreement No. 06-01-009-6082655, dated as of January 17, 1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of Company and General Development Financial Services, Inc., the Beneficiaries; (d) Trust Agreement No. 2, dated as of May 31, 1991, by and between Jake Gamble, Esq., as successor Trustee for the benefit of Company and Cumberland Cove, Inc., the Beneficiaries; and (e) Utility Lot Trust Agreement.

                  "20% PROFITS INTEREST" means that certain 20% net profits interest granted by Company to Apollo or its designee in that certain project located in Tampa, Florida, known as the Apollo Beach project currently under consideration by the Company or another project hereafter acquired or to be acquired by Company (or a Subsidiary of Company) satisfactory to Apollo of economic value equivalent to the Apollo Beach project, which 20% net profits interest represents an additional fee payable to Apollo in connection with the consummation of the transactions contemplated herein and in the Anglo American Loan Agreement.

                  "UCC" means the Uniform Commercial Code as shall be in effect from time to time in the state of New York.

                  "UNRESTRICTED SUBSIDIARIES" means, collectively, (a) the direct or indirect subsidiaries of Company listed on Schedule U-1, and (b) any other direct or indirect subsidiary of Company that is formed or acquired after the Effective Date, that does not have or make any investment in any Joint Venture (nor was formed or acquired for the purpose of having or making any such investment), and that Agent agrees in writing that such entity shall constitute an Unrestricted Subsidiary under and for all purposes of this Agreement and the other Loan Documents, upon which Schedule U-1 automatically shall be deemed to be amended to reflect the inclusion on such schedule of such new Unrestricted Subsidiary; and "UNRESTRICTED SUBSIDIARY" means any one of them.

                  "UNSECURED CASH FLOW NOTES" means those certain Unsecured 13% Cash Flow Notes due December 31, 1998, issued pursuant to the Indenture dated as of March 31, 1992.

                  "UNSECURED 1996 NOTES" means those certain 12% Notes due December 31, 1996, issued pursuant to the Indenture dated as of March 31, 1992.

                  "UTILITY LOT TRUST AGREEMENT" means the Utility Lot Trust Agreement, dated December 26, 1996, by and between Company and the State of Florida.

                  "VENTURE SUBSIDIARY" means any Subsidiary whose sole asset is its equity interest in a Joint Venture and whose sole revenues are derived from such sole asset.

                  "WORKING CAPITAL RESERVES" has the meaning assigned that term in Article I of the Reorganization Plan.

         B.       OTHER DEFINITIONAL PROVISIONS.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) References to "Sections", "subsections", Exhibits and Schedules are to Sections, Sub-sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

                  (f) Unless the context of this Agreement clearly requires otherwise, the term "including" is not limiting.

                  (g) Unless the context of this Agreement or the other Loan Documents clearly requires otherwise, any reference in this Agreement or in the other Loan Documents to this Agreement, any of the other Loan Documents, any of the other Secured Debt Documents, or the Intercreditor Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, made in accordance with the terms hereof, thereof, and of the Intercreditor Agreement.

                                       II.
                         AMOUNT AND TERMS OF COMMITMENTS

         A.       REVOLVING LOANS.

                  (a) Subject to the terms and conditions hereof, each Bank severally agrees to make loans (collectively, the "Loans") to Company from time to time in an aggregate amount such that at no time shall the sum of the aggregate principal amount of all Loans then outstanding at such time exceed the lesser of (i) the Maximum Permissible Loan Amount or (ii) the Borrowing Base. The Loans shall be made by each of Banks on each Borrowing Date pro rata based on such Bank's Pro Rata Share of the aggregate amount to be borrowed on such Borrowing Date.

                  (b) Subject to the terms and conditions hereof, amounts prepaid or repaid on account of the Loans may be reborrowed during the term of this Agreement except that the Maximum Permissible Loan Amount shall be reduced as provided in Sections 2.5(c), (d), (e), (f) and (g).

                  (c) After the cumulative amount of Loans advanced under the Future Advance Note reaches its full face amount of $12,000,000, then (i) any Loan repayments made in connection with a reduction of the Maximum Permissible Loan Amount as provided in Sections 2.5(c), (d), (e), (f) and (g) shall be deemed made against the Future Advance Note until the Maximum Permissible Loan Amount is reduced to $20,000,000, and thereafter such repayments shall be deemed made against the Sixth Note, (ii) any other Loan repayments (i.e., those that can be reborrowed) shall be deemed made against the Sixth Note until the outstanding principal balance of the Sixth Note is reduced to $0, and thereafter, against the Future Advance Note, and (iii) any such reborrowings shall be deemed made under the Sixth Note until the Sixth Note is fully drawn, and thereafter such reborrowings shall be deemed made under the Future Advance Note.

                  (d) All Loans shall be made by Banks simultaneously, it being understood that no Bank shall be responsible for any default by any other Bank in the other Bank's obligations to make Loans hereunder nor shall the Commitment of any Bank be increased as a result of the default by any other Bank in such other Bank's obligation to make Loans hereunder. The default by any Bank in its obligations to make Loans shall not excuse any other Bank from its obligations to make Loans.

         B.       NOTES.

                  The Loans made by each Bank shall be evidenced by the Sixth Note and the Future Advance Note, and any renewal, replacement or substitution therefor,made in favor of the Agent for the benefit of all of the Banks. The Agent is hereby authorized to record the date and amount of each Loan made by such Bank and the date and amount of each payment or prepayment of principal thereof or of interest on a Loan on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each such Note shall (a) be dated December 31, 1998, (b) be stated to mature as provided in SECTION 2.7 and
(c) provide for the computation and payment of interest in accordance with SECTIONS 2.8 and 2.10.

         C.       PROCEDURE FOR BORROWING.

                  Subject to the conditions set forth in this Agreement, Company may make a borrowing hereunder on any Business Day during the period from the date hereof to but not including the Maturity Date. Company shall give Agent irrevocable notice (which notice must be received by Agent prior to 2:00 p.m., New York time two Business Days prior to the requested Borrowing Date), specifying (a) the amount to be borrowed and (b) the requested Borrowing Date. Upon receipt of any such notice from Company, Agent shall promptly (and in any event on the same Business Day) notify each Bank thereof. The notice of a request for borrowing by Company shall be accompanied by a certificate of a Responsible Officer of Company (a) representing and warranting that the purpose for which the requested borrowing is to be used is permitted by, and is in accordance with, the terms and conditions of this Agreement, and (b) representing and warranting that, after giving effect to the requested borrowing of Loans, the sum of the aggregate principal amount of all Loans outstanding at such time does not exceed the lesser of (i) the Maximum Permissible Loan Amount and (ii) the Borrowing Base at such time. Each Bank shall make the amount of its Pro Rata Share of each requested borrowing available to Agent for the account of Company at the office of Agent specified on the signature pages hereof prior to 10:00 a.m., New York time, on the requested Borrowing Date in funds immediately available to Agent. Such borrowing will then be made available to Company by Agent by paying to such deposit account as Company may designate in the notice of such Borrowing the aggregate of the amounts made available to Agent by Banksand in like funds as received by Agent; PROVIDED, HOWEVER, that if Agent or any Bank determines that any condition precedent to such borrowing has not been met (and, in the case of a Bank, such Bank has so notified Agent), Agent shall not make such borrowing available to Company.

         D.       USE OF PROCEEDS OF LOANS.

                  The proceeds of the Loans shall be used by Company or its Subsidiaries for the following purposes only: (i) to finance a portion of the Recapitalization Transactions (as described in, and only to the extent set forth in, such definition), (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, and (iii) for the lawful and permitted corporate purposes of the Company or its Subsidiaries consistent with the terms and conditions hereof.

         E.       MANDATORY REDUCTIONS OF COMMITMENTS AND PREPAYMENTS OF LOANS.

                  Company shall make the following mandatory reductions of the Commitments and prepayments of the Loans:

                  1. If, at any time the aggregate principal amount of the Loans outstanding exceeds the lesser of (i) the Maximum Permissible Loan Amount, or (ii) the Borrowing Base in effect at such time, Company shall immediately pay to Agent, in cash, the amount of such excess for application to the prepayment of the Loans.

                  2. If at any time the amount of cash or Cash Equivalents held by Company and its Subsidiaries exceeds $5,000,000 (less any checks outstanding to the extent such checks have been written to pay current expenses and not to prepay expenses except for expenses to be incurred in the immediately subsequent three-month period and consistent with past practices), Company shall immediately pay to Agent, in cash, the amount of such excess for application to the prepayment of the principal of the Loans.

                  3. Upon the closing of the sale of the Las Olas Property and Company's receipt of the Net Cash Proceeds therefrom, the Maximum Permissible Loan Amount shall automatically be reduced by $3,000,000 and Company shall immediately pay to Agent, in cash, for application to the prepayment of the principal of the Loans, together with accrued interest thereon, the amount necessary to reduce the aggregate amount of the outstanding Loans to the Maximum Permissible Loan Amount. In any event, taking into account any prior prepayment of the principal of the Loans on or before March 31, 1999, Company shall have prepaid to Agent the principal of the Loans, together with accrued interest thereon, in an amount no less than $4,000,000, and immediately thereafter theMaximum Permissible Loan Amount shall automatically be reduced by an equal amount.

                  4. Upon the closing of the sale of the Trails of West Friscoproject and the Company's receipt of the Net Cash Proceeds therefrom, the Maximum Permissible Loan Amount shall automatically be reduced by an amount equal to the sum of $1,000,000 plus 75% of any excess in Net Cash Proceeds from the sale of the Trails of West Frisco project over $15,000,000, and Company shall immediately pay to Agent, in cash, for application to the prepayment of the principal of the Loans, together with accrued interest thereon, the amount necessary to reduce the aggregate amount of the outstanding Loans to the Maximum Permissible Loan Amount. In any event, taking into account any prior prepayment of the principal of the Loans made pursuant to Section 2.5(c) and the preceding sentence of this Section 2.5(d), on or before May 31, 1999, Company shall have prepaid the principal of the Loans in an amount no less than $5,000,000, and immediately thereafter the Maximum Permissible Loan Amount shall automatically be reduced by an equal amount.

                  5. Upon the closing of a bulk sale of the greater of (i) one-third (1/3) or more of the total number of planned lots at the time of acquisition and (ii) one-third (1/3) of the land that would otherwise comprise such planned lots in any Eligible Subdivision Project at the time of acquisition (other than the Riverwalk Tower project, the Trails of West Frisco project, the Apollo Beach project, that certain project under consideration by the Company and located in Palm Beach County, Florida currently known as "Grand Oaks", that certain project under consideration by the Company and located in St. John's County, Florida currently known as "Rayland") in a single transaction and Company's receipt of the Net Cash Proceeds therefrom, the Maximum Permissible Loan Amount shall automatically be reduced by an amount equal to 75% of such Net Cash Proceeds, and Company shall immediately pay to Agent, in cash, for application to the prepayment of the principal of the Loans, together with accrued interest thereon, the amount necessary to reduce the aggregate amount of the outstanding Loans to the Maximum Permissible Amount.

                  6.     On the 15th day of February, March and April, 2000,
(or if any such day is not a Business Day, on the next Business Day), (i) the Maximum Permissible Loan Amount shall automatically be reduced by $1,666,666.66, and (ii) Company shall immediately pay to Agent, in cash, for application to the prepayment of the principal of the Loans, together with accrued interest thereon, the amount necessary to reduce the aggregate amount of the outstanding Loans to the Maximum Permissible Amount. Any prepayment of the Loans required under Section 2.5(e) shall be credited against succeeding prepayment obligations required under Sections 2.5(f) and 2.5(g) in chronological order.

                  7. On the 15th day of May, June and July, 2000 (or if any such day is not a Business Day, on the next Business Day), the Maximum Permissible Loan Amount shall automatically be reduced by $2,333,333.33, and Company shall immediately pay to Agent, in cash, for application to the prepayment of the principal of the Loans, together with accrued interest thereon the amount necessary to reduce the aggregate amount of the outstanding Loans to the Maximum Permissible Loan Amount. Any prepayment of the Loans required under
Section 2.5(e) shall be credited against succeeding prepayment obligations required under Sections 2.5(f) and 2.5(g) in chronological order.

                  8.     The prepayment of the Loans required under Sections 2.5
(a) and (b) shall not result in a reduction of the Maximum Permissible Loan Amount. The reductions of the Maximum Permissible Loan Amount required under Sections 2.5(c), (d), (e), (f) and (g) above shall be applied ratably to the Commitment of each of the Banks. Commitments, when reduced, may not be reinstated and Loans, when prepaid pursuant to any of the provisions of Sections 2.5(c), (d), (e), (f) and/or (g) may not be reborrowed.

                  9. If, on the date of any required prepayment of the Loans under any of the foregoing clauses, such prepayment would exceed the amount of the outstanding Loans on such date, then the amount of the required prepayment shall be limited to the amount of the outstanding Loans. Moreover, if a sale described in clause (c) above closes after March 31, 1999 and/or a sale described in clause (d) above closes after May 31, 1999, then any prepayment of the proceeds required thereunder shall not result in a further reduction of the Maximum Permissible Loan Amount; provided, however, with respect to a sale of the Trails of West Frisco project, the Maximum Permissible Loan Amount shall automatically be reduced by only 75% of any excess in Net Cash Proceeds from such sale over $15 million.

                  10. In the event that any of the foregoing prepayments of the Loans shall reduce the Maximum Permissible Loan Amount to $O, any excess prepayment amounts required hereunder shall be held by the Collateral Agent in an interest bearing account and applied solely to the cash collateralization of the Letters of Credit and L/C Guarantees in accordance with the provisions of
Section 2.15, up to the amount of the L/C Guarantees.

         F.       OPTIONAL PREPAYMENTS.

                  Company may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least one Business Day's irrevocable prior notice to Agent, specifying the date and amount of prepayment. Upon receipt of any such notice Agent shall promptly (and in any event on the same Business

Day) notify each Bank thereof. If any such notice isgiven, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest and fees to such date on the amount prepaid. Partial optional prepayments shall be in an aggregate principal amount of at least $500,000. Optional prepayments made pursuant to this Section shall be applied in accordance with SECTION 2.11.

         G.       REPAYMENT AT MATURITY.

                  On the Maturity Date, all Obligations immediately shall become due and payable without notice or demand, and Company unconditionally agrees to repay to Agent, for the ratable account of Banks, the principal amount of all Loans in full, together with interest thereon and all other amounts then payable hereunder and under the other Loan Documents including, without limitation, the return to Agent of all outstanding Cash Collateral in accordance with the terms of the Escrow Agreement. Company shall not be relieved or discharged of Company's duties, Obligations, or covenants hereunder, and the continuing security interests of Agent for the benefit of Banks in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Banks' obligations to extend credit hereunder is terminated.

         H.       INTEREST RATES AND PAYMENT DATES.

                  1. RATE OF INTEREST. Company agrees to pay interest on the outstanding principal amount of each Loan, from and including the date on which such Loan is made to but not including the date on which such Loan shall be paid in full, at a rate of eleven per cent (11%) per annum (calculated by multiplying 11% times the average daily outstanding principal amount of each Loan and dividing by 12).

                  2. DEFAULT RATE. If any Obligation, whether for principal or (to the maximum extent permitted by applicable law) interest or other amounts, is not paid in full when due (whether at stated maturity, by acceleration or by required prepayment, and whether by operation of the subordination provisions of the Intercreditor Agreement or otherwise), Company agrees to pay interest on the amount in default, from and including the date on which such amount became due (including any applicable cure or grace period) to but not including the date on which such amount shall be paid in full, at a rate equal to the lesser of (i) four (4%) percent per annum in excess of (a) the rate of interest set forth in Section 2.8(a) above with respect to the Loans and (b) the rate of interest set forth in Section 2.15(f)(i) with respect to the L/C Guarantees, in the case of each of (a) and (b) compounded monthly, and (ii) the maximum rate of interest allowed by applicable law (calculated as provided in Section 2.8(a) above) (the "Default Rate"). In addition, after the occurrence and during the continuance of an Event of Default, Company shall pay interest on the outstanding principal amount of each Loan from and after the date of the occurrence of such Default until such Event of Default is cured or waived.

                  3. INTEREST PAYMENT DATES. Accrued interest shall be payable in arrears on each Interest Payment Date; PROVIDED, that interest accruing pursuant to paragraph (b) of this Section also shall be payable from time to time on demand.

                  4. MAXIMUM INTEREST RATE. Anything in this Agreement or the Notes or the other Loan Documents to the contrary notwithstanding, in no event shall any Bank be entitled to take, charge, collect or receive interest on the Loans or on any other Obligations at a rate in excess of the maximum lawful rate permitted under applicable law. In the event that any Bank inadvertently shall take, charge, collect or receive interest in excess of such maximum lawful rate, the excess amount of such interest shall automatically be applied to reduce the principal amount of the Loans, and any excess remaining after such application shall be applied to any remaining Obligations (other than such interest) hereunder or under the other Loan Documents, and any excess remaining after the aforesaid application shall be returned to Company.

         I.       FEES.

                  1. AGENT CLOSING FEE. Company shall pay to Collateral Agent, for the sole and separate account of Banks, on the Effective Date, a non-refundable closing fee of $1,280,000.

                  2.     FINANCIAL EXAMINATION FEES. Company shall pay to
Agent: (i) a fee of $650 per day per examiner, plus reasonable out-of-pocket expenses for each financial analysis and examination of Company or its Subsidiaries (including Unrestricted Subsidiaries, Excluded Subsidiaries, and Joint Ventures) performed by Agent or Banks or their agents; (ii) a fee of $1,000 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by Agent or Banks or their agents; and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more non-Affiliates to perform such financial analyses and examinations (i.e., audits) of Company or to appraise the Collateral.

                  3. COLLATERAL AGENT SERVICING FEE. Company shall pay to Agent for the sole and separate account of Collateral Agent, on the last day of each month, in arrears, during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $10,000.

         J.       COMPUTATION OF INTEREST AND FEES.

                  1. Interest on Loans and fees shall be calculated on the basis of a 360-day year for a year of twelve 30-day months (e.g., 11% of the average daily outstanding principal balance of the Loans divided by 12). Each determination of an interest payment by Agent pursuant to any provision of this Agreement shall be conclusive and binding on Company and Banks in the absence of manifest error.

                  2. All payments of interest, fees, costs and expenses and all other payments due to Agent under this Agreement or any other Loan Document shall be paid by Company to Agent as and when incurred and/or payable by wire transfer in accordance with directions specified by Agent from time to time.

         K.       PRO RATA TREATMENT AND PAYMENTS.

                  1. PRO RATA TREATMENT. Each borrowing by Company from Banks hereunder and each payment by Company on account of any fee payable to the Banks shall be made ratably according to the respective Pro Rata Shares of Banks.

                  2. APPORTIONMENT OF PAYMENTS. Each payment (including each prepayment) by Company on account of principal of and interest on the Loans shall be made pro rata according to the effective outstanding principal amounts of the Loans then held by Banks. All payments (including prepayments) to be made by Company hereunder and under the Notes and the other Loan Documents, whether onaccount of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made not later than 12:00 p.m., New York time, on the due date thereof, to Agent, for the account of Banks, at Agent's office specified on the appropriate signature page hereof, in Dollars and in immediately available funds. All such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees shall be applied as follows:

                  FIRST, to pay any fees, costs, or expense reimbursements then due to Collateral Agent from Company;

                  SECOND, to pay any fees, costs, or expense reimbursements then due to Agent from Company;

                  THIRD, to pay any fees, premiums, costs, or expense reimbursements then due to Banks from Company;

                  FOURTH, ratably to pay any interest due in respect of the Loans, until paid in full;

                  FIFTH, ratably to pay principal of the Loans;

                  SIXTH, ratably to pay any other Obligations due to Agent or any Bank by Company.

If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  3. PAYMENTS BY BANKS. Unless Agent shall have been notified in writing prior to any Loan Borrowing Date by any Bank having a Commitment that such Bank will not make the amount that would constitute its Pro Rata Share of the Loans to be borrowed on such an Borrowing Date, available on such date to Agent, Agent may assume that such Bank has made such amount available to Agent on such Loan Borrowing Date, and Agent may, in its sole discretion, but shall not be obligated to, in reliance upon such assumption, make available to Company a corresponding amount. If such corresponding amount is not made available to Agent on such Loan Borrowing Date, Agent shall be entitled to recover such corresponding amount from such Bank, together with interest thereon, for each day from such Loan Borrowing Date until the date such amount is paid to Agent, at the customary rate set by Agent for correction of errors among banks for three Business Days and thereafter at the Default Rate. A certificate of Agent submitted to any Bank with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Bank does not pay such corresponding amount to Agent forthwith upon demand, Agent shall promptly notify Company and Company shall immediately paysuch corresponding amount to Agent with interest thereon, for each day from the Loan Borrowing Date until the date such amount is paid to Agent, at the rate payable under this Agreement for the Loans.

                  4. PAYMENTS BY COMPANY. Unless Agent shall have been notified by Company in writing prior to any date on which a payment becomes due from Company that Company will not make available to Agent on such date the amount then due, Agent may assume that Company has made such amount available to Agent on such date, and Agent may, in its sole discretion, but shall not be obligated to, in reliance upon such assumption, make available to the relevant Bank or Banks or Issuing Bank a corresponding amount. If such corresponding amount is not made available to Agent on such date, then without prejudice to any claim that Agent, Issuing Bank or any Bank may have against Company for the amount not so paid and without prejudice to Company's obligation to pay default interest thereon, Agent shall be entitled to recover such corresponding amount from such Bank, together with interest thereon, for each day from such Loan Borrowing Date until the date such amount is paid to Agent, at the customary rate set by Agent for correction of errors among banks for three

Business Days and thereafter at the Default Rate. A certificate of Agent submitted to any Bank with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Bank does not pay such corresponding amount to Agent forthwith upon demand, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent with interest thereon, for each day from the Loan Borrowing Date until the date such amount is paid to Agent, at the rate payable under this Agreement for the Loans.

         L.       REQUIREMENTS OF LAW.

                  If any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to Company (with a copy to Agent) of a written request therefor, Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. The agreements in this Section shall survive the payment of the Notes and all other amounts due hereunder.

         M.       TAXES.

                  1. PAYMENTS TO BE FREE AND CLEAR; GROSS-UP. All payments made by Company under this Agreement and the Notes and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, (i) in the case of Agent and each Bank, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and Agent or such Bank (excluding a connection arising solely from Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any other Loan Document) or any political subdivision or taxing authority thereof or therein and (ii) in the case of each Bank organized under the laws of a jurisdiction outside the United States, United States federal withholding tax payable with respect to payments by Company that would not have been imposed had such Bank, to the extent then required thereunder, delivered to Company and Agent the forms prescribed by Section 2.13(b) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required by law to be withheld from any amounts payable to Agent or any Bank hereunder or under the Notes or under the other Loan Documents, the amounts so payable to Agent or such Bank shall be increased to the extent necessary to yield to Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes and the other Loan Documents. If Company fails to pay any Taxes when due to the appropriate taxing authority, Company shall indemnify Agent and Banks for any incremental taxes, interest or penalties that may become payable by Agent or any Bank as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2. TAX CERTIFICATES. Each Bank that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to Company and Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to Company and Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Company, and such extensions or renewals thereof as may reasonably be requested by Company or Agent, unless in any such case any change in treaty, law or regulation has occurred prior tothe date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises Company and Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

         N. FUNDING LOSSES. If Company (i) for any reason whatsoever, makes any payment of the Loans on any day other than the date on which such payment originally is scheduled to become due, (ii) for any reason fails to make any prepayment of the Loans on the date for which it has given notice pursuant to Section 2.6 or is required to make payment pursuant to
Section 2.5 or (ii) fails to make a borrowing on a requested Borrowing Date after notice has been given to Agent in accordance with Section 2.3, Company shall reimburse each Bank on demand for any loss incurred by it in obtaining, liquidating or employing deposits or other funding (and any incidental costs relating thereto). Such Bank shall deliver to the Agent a certificate of such Bank as to the amount of such loss or expense, which certificate shall set forth in reasonable detail the basis for such loss or expense, and the Agent, in turn, shall promptly deliver such certificate to Company. Any such certificate shall be conclusive and binding in the absence of manifest error. All reimbursements shall be made by making payment thereof when due to the Agent, which shall promptly distribute the relevant amount to the respective Bank.

         O. ISSUANCE OF L/C GUARANTEES AND BANKS' PURCHASE OF PARTICIPATIONS THEREIN.

                  1. LETTERS OF CREDIT AND L/C GUARANTEES. Subject to the terms and conditions of this Agreement, Issuing Bank agrees to obtain standby letters of credit for the account of Company (each, a "Letter of Credit") and to issue guarantees of payment (each such guarantee, an "L/C Guarantee") with respect to such Letters of Credit for the account of Company for the purposes specified in the definition of Letter of Credit. Issuing Bank shall have no obligation to obtain any Letter of Credit and/or issue any L/C Guarantee:

                         (a) if after giving effect to such L/C Guarantee, the aggregate Letter of Credit Usage would exceed $7,500,000;

                         (b) having an expiration date later than the earlier of (A) January 4, 2001 and (B) the date which is two (2) years from the date of issuance of such L/C Guarantee; or

                         (c)    denominated in a currency other than Dollars.

                  2.     MECHANICS OF ISSUANCE.

                         (a) NOTICE OF ISSUANCE. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Issuing Bank (with a copy to Agent if Agent is not Issuing Bank) a Notice of Issuance of Letter of Credit no later than 1:00 p.m. (New York time) at least four Business Days or in such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary, and (v) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit would require the issuing bank to make payment under the Letter of Credit; provided that Issuing Bank in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates, including that such Letter of Credit be governed by the Uniform Customs and Practices publication number 500.

                         Company shall notify Issuing Bank (and Agent, if Agent is not Issuing Bank) prior to the issuance of any Letter of Credit if any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit, Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

                         (b) NOTIFICATION TO BANKS. Promptly after receipt of a Notice of Issuance of Letter of Credit: (i) Agent shall notify each Bank of the proposed issuance of such Letter of Credit, the amount of any L/C Guarantee required to obtain such Letter of Credit and the amount of such Bank's respective participation therein, determined in accordance with SECTIONS 2.15(C) AND (L) and (ii) Agent shall deliver to each other Bank a copy of such Notice of Issuance of Letter of Credit.

                         (c) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with SECTION 10.1) of the conditions set forth in SECTION 5.2, Issuing Bank shall obtain the requested Letter of Credit and provide the related L/C Guarantee and upon obtaining such Letter of Credit and providing such L/C Guarantee, Issuing Bank shall promptly notify Agent and each Bank of such issuance, which notice shall be accompanied by a copy of such Letter of Credit and related L/C Guarantee.

                         (d) REPORTS TO BANKS. Within 15 days after the end of each calendar quarter ending after the Effective Date, so long as any Letter of Credit and/or L/C Guarantee shall have been outstanding during such calendar quarter, Issuing Bank shall deliver to each other Bank a report setting forth the average for such calendar quarter of the daily maximum amount available to be drawn under the Letter(s) of Credit obtained by Issuing Bank that were outstanding during such calendar quarter.

                  3. BANKS' PURCHASE OF PARTICIPATIONS IN L/C GUARANTEES. Immediately upon the issuance of each L/C Guarantee, each Bank shall be deemed to, and hereby agrees to, have irrevocably purchased from Issuing Bank a participation in such L/C Guarantee and drawings thereunder in an amount equal to such Bank's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

                  4. FEES WITH RESPECT TO OBTAINING LETTERS OF CREDIT AND ISSUING RELATED L/C GUARANTEES. Company agrees to pay the following amounts to Issuing Bank or Agent, as the case may be, with respect to Letters of Credit obtained and related L/C Guarantees issued by it:

                         (a) on the Effective Date, a non-refundable closing fee of $150,000 to Agent for the sole and separate account of Banks;

                         (b) on the first anniversary of the Effective Date a non-refundable fee of $150,000 to Agent for the sole and separate account of Banks.

                  5.     FUNDINGS UNDER L/C GUARANTEES.

                         If Issuing Bank funds a drawing under an L/C Guarantee issued by it, such funding shall be deemed to be a funding under the L/C Note.

                  6.     INTEREST ON AMOUNTS ADVANCED ON L/C NOTE.

                         (a) PAYMENT OF INTEREST BY COMPANY. Company agrees to pay interest on the outstanding principal amount under the L/C Note at a rate equal to fifteen percent (15%) per annum (calculated by multiplying 15% times the outstanding principal amount and dividing by
         12) of the average daily maximum amount advanced under such L/C Note in each case payable in arrears on and through the last day of each month.

                         (b) on the date of each advance under an L/C Note, Company shall pay a non-refundable fee equal to 8% of each such advance to Agent for the sole and separate account of Banks;

                  7. INDEMNIFICATION: NATURE OF ISSUING BANKS' DUTIES. In addition to other amounts payable as provided in this Section 2.15, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of the issuance of any L/C Guarantee, or obtaining any Letter of Credit, by Issuing Bank, other than as a result of (x) the gross negligence or willful misconduct of

Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (y) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any L/C Guarantee issued by it.

                  8. Upon the termination of the Escrow Agreement and the receipt by Collateral Agent of the various forms of Cash Collateral posted by each Bank in connection with the Escrow Agreement, Collateral Agent shall calculate and remit to each Bank such Bank's Pro Rata Share of actual interest income earned on its posted Collateral. By way of example: if Bank A posted cash collateral earning 3% interest, Bank A's Pro Rata Share of interest earned would reflect such 3% interest rate, and if Bank B posted a municipal bond earning interest at 9%, Bank B's Pro Rata Share of interest earned would reflect such 9% interest rate.

                  9. INCREASED COSTS AND TAXES RELATING TO L/C GUARANTEES. If Issuing Bank or any Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Issuing Bank or any Bank with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                         (a) subjects Issuing Bank or any Bank (or its applicable lending or letter of credit office) to any additional tax (other than any tax on the overall net income of Issuing Bank or Bank) with respect to the issuing or maintaining of any L/C Guarantee or the purchasing or maintaining of any participations therein or any other obligations under this Section 2.15, whether directly or by such being imposed on or suffered by Issuing Bank;

                         (b) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any L/C Guarantee issued by Issuing Bank or participations therein purchased by any Bank; or

                         (c) imposes any other condition on or affecting Issuing Bank or any Bank (or its applicable lending or letter of credit office) regarding this Section 2.15 or any L/C Guarantee or any participation therein;

and the result of any of the foregoing is to increase the cost to Issuing Bank or any Bank of agreeing to obtain any Letter of Credit and/or issue any L/C Guarantee or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by Issuing Bank or Bank (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to Issuing Bank or any such Bank, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Issuing Bank or such Bank for any such increased cost or reduction in amounts received or receivable hereunder. Issuing Bank or any such Bank shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Issuing Bank or such Bank under this Section 2.15(k), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  10.    L/C GUARANTEES.

                         (a) Company agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by Issuing Bank pursuant to an L/C Guarantee and opened to or for Company's account or by Issuing Bank's interpretations of any Letter of Credit issued by issuing bank to or for Company's account, even though this interpretation may be different from Company's own, and Company understands and agrees that Issuing Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Company's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Company understands that the L/C Guarantees may require Issuing Bank to indemnify the issuing bank for certain costs or liabilities arising out of claims by Company against such other issuing bank. Company hereby agrees to indemnify, save, defend, and hold Issuing Bank harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Issuing Bank under any L/C Guarantee as a result of Issuing Bank's indemnification of any such issuing bank.

                         (b) Company hereby authorizes and directs any bank that issues a letter of credit guaranteed by Issuing Bank to deliver to Issuing Bank all instruments, documents, and other writings and property received by the issuing bank pursuant to such Letter of Credit, and to accept and rely upon Issuing Bank's instructions and agreements with respect to all matters arising in connection with such Letter of Credit and the related application. Company may or may not be the "applicant" or "account party" with respect to such Letter of Credit.

                         (c) Any and all charges, commissions, fees (excluding issuance fees of third party issuers of Letters of Credit), and costs incurred by Issuing Bank relating to the Letters of Credit guaranteed by Issuing Bank shall be considered Obligations for purposes of this Agreement and immediately shall be reimbursable by Company to Issuing Bank.

                                      III.
                                   COLLATERAL

         A. LIENS IN SUBSIDIARY STOCK, CONTRACT RECEIVABLES, REAL PROPERTY AND PERSONAL PROPERTY.

                  To secure the prompt payment to Banks of the Obligations, including the Loans, together with all costs, expenses and fees payable by Company hereunder, Company has granted, and caused each Subsidiary to grant, to Collateral Agent, for the ratable benefit of Agent, Collateral Agent, Issuing Bank and Banks, a continuing Lien in and to all of the following property and interests in property of Company and the Subsidiaries, except the Excluded Property, whether now owned or existing or hereafter acquired or arising, or in which Company and Subsidiaries now or hereafter have any rights, and wherever located, and all proceeds thereof ("Collateral"):

                  1.     the Subsidiary Stock;

                  2.     the Homesite Contracts Receivable;

                  3.     the Commercial Receivables;

                  4.     the Real Property; and

                  5.     the Personal Property.

At such times as any Excluded Property is freed of contractual or legal restrictions against becoming subject to a Lien to secure the Obligations and upon the distribution of any Trust Property to Company or a Subsidiary, such property shall, automatically, become subject to the Liens created by the Security Documents, and Company shall notify Agent in writing of such event and take such further actions as may be required by Agent and/or Collateral Agent to evidence and perfect such Liens; provided that, in no event, shall a Lien be granted on any assets required to be placed in a Reserve Account pursuant to the Reorganization Plan or the Homesite Program.

         B.       SECURITY DOCUMENTS.

                  To evidence and perfect the Liens of Collateral Agent and Agent in the Collateral in accordance with applicable law, Company has executed and deliveredand will execute and deliver and has caused the Subsidiaries to execute and deliver and will cause the Subsidiaries to execute and deliver to Collateral Agent the Security Documents, which Security Documents have been or will be filed and recorded, and Company has delivered and will deliver and has caused the Subsidiaries to deliver and will cause the Subsidiaries to deliver to Collateral Agent any Collateral if the perfection of a Lien against such Collateral requires possession thereof for purposes of perfecting such Liens, all at the cost and expense of Company. Specifically, but without limiting the generality of the foregoing, Company has or will, and has caused or will cause the Subsidiaries to, do the following:

                  1. Stock Pledge. To evidence and perfect the Liens of Collateral Agent in the Subsidiary Stock, Company and the Subsidiaries owning other Subsidiaries, Excluded Subsidiaries, or Unrestricted Subsidiaries have executed and delivered the Stock Pledge Agreement and have executed and delivered and will execute and deliver related undated stock powers executed in blank and have delivered and will deliver the original certificates representing the Subsidiary Stock to Collateral Agent and have caused and will cause all issuers of Subsidiary Stock to execute and deliver pledge acknowledgments pursuant to the Stock Pledge Agreement.

                  2. Homesite Contracts Receivables and Commercial Receivables. To evidence and perfect the Liens of Collateral Agent in the Homesite Contracts Receivable and Commercial Receivables, Company and Subsidiaries have executed and delivered, and will execute and deliver, to Collateral Agent the Security Agreements, together with related financing statements, which have been or will be filed and recorded in accordance with applicable law, and Company and Subsidiaries have duly endorsed, and will duly endorse, any and all promissory notes included in the Homesite Contracts Receivable and Commercial Receivables to the order of Collateral Agent and have delivered, and will deliver, such promissory notes and the related mortgages or deeds of trust to Collateral Agent or its designee, and have executed and delivered, and will deliver, assignments of promissory notes and mortgages or deeds of trust, filed and recorded in accordance with applicable law, and, as to Commercial Receivables acquired following the Effective Date, accompanied by ALTA title insurance policies naming Collateral Agent as the insured mortgagee thereunder.

                  3. Real Property. To evidence and perfect the liens of Collateral Agent in the Real Property, Company and Subsidiaries have executed and delivered, and will execute and deliver, to Collateral Agent the Mortgages and Deeds of Trust and related financing statements encumbering such Real Property, which have been or will be filed and recorded in accordance withapplicable law, accompanied by ALTA title insurance policies (if required) insuring Collateral Agent's Lien represented thereby, and, if requested by Agent, surveys of such Real Property.

                  4. Joint Venture Pledge. To evidence and perfect the Liens of Collateral Agent in the interests of the Venture Subsidiaries in the Joint Ventures,Company has caused, and will cause, the Venture Subsidiaries to execute and deliver the Joint Venture Pledge Agreement and all requisite consents in respect of such Liens.

                  5. Personal Property. To evidence and perfect the Liens of Collateral Agent or Agent in the Personal Property, Company and Subsidiaries have executed and delivered, and will execute and deliver, to Collateral Agent the Security Agreements, together with related financing statements, which have been or will be filed and recorded in accordance with applicable law. To the extent that the Personal Property comprised Investments or Bank Accounts, Company and Subsidiaries shall take the following actions:

                         (a) with respect to any Investment or Bank Account which is or becomes evidenced by an agreement, instrument, certificate or document, including promissory notes, stock certificates, bonds, debentures, securities and certificates of deposit, Company shall deliver, or shall cause such Subsidiary to deliver, the original thereof to Collateral Agent, together with appropriate assignments and endorsements or other specific evidence of assignment thereof to Collateral Agent, in form and substance acceptable to Collateral Agent;

                         (b) with respect to any Investment or Bank Account which is not certificated or otherwise evidence as described in clause
         (i) above, including uncertificated securities and depository and other accounts maintained with financial institutions and any other Persons, Company shall notify Agent thereof and take, or cause such Subsidiary to take, any and all steps which are required by Agent for purposes of perfecting Collateral Agent's Lien therein;

                         (c) Company shall keep Agent and Banks informed of any and all Bank Accounts maintained by Company or any Subsidiary with any financial institution or other Person and, if requested by Agent or Required Banks, Company or such Subsidiary shall execute a cash collateral account agreement in form and substance satisfactory to Agent, pursuant to which the Lien of Collateral Agent in such Bank Accounts is perfected and preserved; and

                         (d) if deemed by Agent or Required Banks, in its or their sole discretion, to be necessary for purposes of perfecting the Lien of Collateral Agent in any Bank Account, Company shall transfer to and maintain in a cash collateral account and shall cause the Subsidiaries to transfer to and maintain in a cash collateral account, the funds in each such Bank Account and if deemed necessary by Agent shall cause such Subsidiary to become party to a cash collateral account agreement in form and substance reasonably satisfactory to Collateral Agent, pursuant to which the Lien of Collateral Agent in such Bank Account shall be perfected and preserved; provided, however, Company shall not be required to deposit the residual, remainder or beneficial interest of Company and its Subsidiaries in the Reserve Accounts, the Claims Disbursement Accounts and other escrow, restricted, custodial and fiduciary accounts until such time as all amounts required to be disbursed to the intended beneficiaries thereof have been disbursed and the residual and remainder is available to Company or any of its Subsidiaries for deposit in an unrestricted account.

                  6. Additional Acts. Company shall, and shall cause the Subsidiaries to, take all actions and execute all documents deemed necessary by Agent or Collateral Agent to ensure that Collateral Agent, for the ratable benefit of Agent, Collateral Agent, Issuing Bank and Banks, shall have a first priority security interest in the Collateral granted by the Security Documents, which security interest shall have the priority set forth in the Intercreditor Agreement. In the event that the perfection or recordation of Collateral Agent's or Agent's Lien pursuant hereto upon any Collateral acquired hereafter by Company or any Subsidiary requires any additional act of possession or filing or recordation of any Security Document, Company shall notify Agent of the acquisition of such Collateral and at Agent's request Company shall execute and deliver and shall cause the Subsidiaries to execute and deliver such Security Documents for filing or recordation and deliver such items of Collateral as Agent and Collateral Agent may reasonably request for purposes thereof and Company shall pay the cost of any such Security Documents and the filing and recordation thereof. Without limiting the generality of the foregoing, Company agrees to, and to cause each Subsidiary (other than with respect to property required to be released pursuant to Section 3.3) to, notify Agent upon the acquisition of any Real Property acquired after the date hereof, except as provided by Section 3.3, and upon request of Agent, to provide to Agent an appraisal and an environmental report (each in form and substance satisfactory to Agent) covering such property, and to cause such Real Property to be subjected to a first priority Mortgage or Deed of Trust in favor of Collateral Agent for the benefit of Banks, which Mortgage, or Deed of Trust shall have the priority set forth in the Intercreditor Agreement. With respect to any such Mortgages or Deeds of Trust, Company or such Subsidiary shall deliver to Agent the following, all in form and substance satisfactory to Agent: (i) executed Mortgages or Deeds of Trust and financing statements encumbering such property and (ii) ALTA Banks' extended coverage policies of title insurance on such property, in liability, amount and form and issued by a title company satisfactory to Agent showing the Mortgage or Deed of Trust as a first lien uponthe property, subject only to Liens permitted pursuant to Section 7.3 and such other exceptions as may be approved by Agent in writing, together with endorsements reasonably required by Agent and affirmative assurances that the improvements are wholly located within the boundaries of the insured land.

         C.       SUBORDINATIONS AND RELEASES OF MORTGAGE LIENS.

                  1.     [Intentionally Omitted].

                  2. At such times as Liens are granted by Company or any Subsidiary, as permitted pursuant to Section 7.3(n), so long as no Default or Event of Default has occurred and is continuing or would result therefrom and provided Agent has received a certificate of a Responsible Officer certifying and demonstrating that all of the conditions set forth in Section 7.3(n) have been satisfied, Agent shall instruct Collateral Agent to and Collateral Agent shall execute documentation subordinating the Lien of the Mortgages to such Liens, in form and substance satisfactory to Collateral Agent, unless such Real Property qualifies for the release provisions set forth in Section 3.3(c), in which event the provisions of Section 3.3(c) shall apply.

                  3. At such time as Liens are granted by any Subsidiary, as permitted by Section 7.3(n), so long as no Default or Event of Default has occurred and is continuing or would result therefrom and provided Agent has received a certificate of a Responsible Officer certifying and demonstrating that all of the conditions set forth in Section 7.3(n) have been satisfied, Agent shall instruct Collateral Agent to and Collateral Agent shall release the Lien of the Mortgages on any Subsidiary Property Under Development if (i) (x) such Real Property is financed under the acquisition and project financing provisions of Section 7.2(e) or (h) and (y) the terms of such financing prohibit subordinate Liens upon such Real Property or (ii) such Real Property is contributed by Company to a Subsidiary pursuant to Section 7.9(g). Company shall use reasonable efforts to cause any Bank/seller providing the acquisition and/or project financing on Subsidiary Property Under Development to permit the subordination of Collateral Agent's Liens on such Subsidiary Property Under Development, and thereby to eliminate the need for Collateral Agent to release its Liens on such Subsidiary Property Under Development. In connection with the release of any Liens on Subsidiary Property Under Development pursuant to this
Section 3.3(c), upon the request of Company, Agent shall instruct Collateral Agent to, and Collateral Agent shall, release any Liens upon any Personal Property related to and used or held for the use on the Real Property being released; provided that Company provides a detailed list of such Personal Property to be released in form and substance satisfactory to Agent. If such Bank/seller will permit such subordination, then, notwithstanding the foregoing provisions of this Section 3.3(c), Collateral Agent's Liens on such Subsidiary Property

Under Development will not be released and will become subordinateLiens pursuant to documentation in form and substance satisfactory to Agent.

                  4. At such time as any Lien is granted by a Subsidiary, pursuant to and as permitted by Section 7.3(o), so long as no Default or Event of Default has occurred and is continuing or would result therefrom, and provided Agent has received a certificate of Responsible Officer certifying and demonstrating that all ofthe conditions set forth in Section 7.3(o) have been satisfied, Agent shall instruct Collateral Agent to and Collateral Agent shall
(i) release the Lien of the Mortgages on any Mezzanine Property Under Development that is subject to the Lien so granted, (ii) release the stock of the MPUD Subsidiary which owns such Mezzanine Property under Development, and of all of such MPUD Subsidiary's Subsidiaries from the Stock Pledge Agreement (but not the stock of the MPUD Holding Company), (iii) release all members of the MPUD Subsidiary Group from the Guarantees and the Security Documents and release the Lien on any Personal Property related to and used or held for use on the Real Property being released, but each of the foregoing actions shall be required only if and to the extent that (A) the Mezzanine Property Under Development is financed under the acquisition and project financing provisions of Section 7.2(e) or Section 7.2(h) and (B) the terms of such financing require the MPUD Subsidiary Group structure, prohibit subordinate Liens upon such Real Property, related Personal Property and the stock of the MPUD Subsidiary and MPUD Subsidiary Subsidiaries and prohibit members of the MPUD Subsidiary Group from signing Guarantees.

         D.       GUARANTEES.

                  The payment and performance by Company of its obligations under this Agreement, including the repayment of all Obligations by Company, and any and all other liabilities of Company to Banks, Agent, and Collateral Agent whether now existing or hereafter created or acquired, shall be guaranteed by any and all Subsidiaries, which shall be evidenced by guarantees in the form of the Subsidiary Guarantees. Upon the formation or acquisition of any Subsidiary (excluding all MPUD Subsidiary Group Members) Company shall, and shall cause such Subsidiary to, enter into such documents as Agent may reasonably request to further evidence such guarantee.

                                       IV.
                         REPRESENTATIONS AND WARRANTIES

                  To induce Agent, Collateral Agent, Issuing Bank and Banks to enter into this Agreement and to make the Loans, Company hereby represents and warrants to Agent, Collateral Agent, Issuing Bank and each Bank that:

         A.       Financial Condition.

                  1. The consolidated balance sheets of Company and its consolidated Subsidiaries as at December 31, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, copies of which have been furnished to each Bank, fairly and accurately present the consolidated financial condition of Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                  2. The unaudited consolidated balance sheets of Company and its consolidated Subsidiaries as at September 30, 1998 and the related consolidated statements of income and of cash flows for the nine-month period ended on such date, copies of which have been furnished to each Bank, fairly and accurately present the consolidated financial condition of Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended (subject to normal year-end audit adjustments).

                  3. All such financial statements described in clause (a) and (b) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except for such inconsistencies as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or in Schedule 4.1. During the period from September 30, 1998 to and including the date hereof there has been no sale, transfer or other disposition or agreement therefor by Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) which is material in relation to the consolidated financial condition of Company and its consolidated Subsidiaries at September 30, 1998, except as described in Schedule 4.1.

         B.       NO MATERIAL ADVERSE CHANGE.

                  Since September 30, 1998, (a) there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect, except such developments or events or prospective developments or events as have been disclosed by Company in filings with the Securities and Exchange Commission made prior to the date hereof and true and correct copies of which have beendelivered to Banks or as set forth on Schedule 4.2, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of Company nor has any of the Capital Stock of Company been redeemed, retired, purchased or otherwise acquired for value by Company or any of its Subsidiaries. As of the date hereof and the Effective Date, no motion for the conversion of the case, appointment of a trustee, or dismissal is pending or has been denied, the reversal of which on appeal would affect the validity of this Agreement and no appeal has been taken from the entry of the Confirmation Order in the Reorganization Proceedings, the reversal, modification, or affirmance of which will affect the validity or enforceability, or change the provisions, of this Agreement or any of the other Loan Documents.

         C.       CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

                  Each of Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of any such Subsidiary, where all such failures to be in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all such failures to be so qualified and in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that any failures to comply therewith is not reasonably likely, in the aggregate, to have a Material Adverse Effect.

         D.       CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

                  1. Company. Company has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes and other Loan Documents, and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and other Loan Documents. Except as set forth on Schedule 4.4, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, prior to the Effective Date and as remain in full force and effect or which the failure toobtain, make or perform, as the case may be, could not reasonably be expected to have a Material Adverse Effect or to impose any liability whatsoever on Agent, Collateral Agent or any Bank. This Agreement and the other Loan Documents to which the Company is party have been and all Loan Documents to which Company hereafter becomes a party will be, duly executed and delivered on behalf of the Company. This Agreement has been duly executed and delivered and constitutes the, and each other Loan Document signed on the date hereof has been duly executed and delivered and constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and by general equitable principals (whether enforcement is sought by proceedings in equity or at law).

                  2. Subsidiaries. Each of the Subsidiaries (including Unrestricted Subsidiaries and Excluded Subsidiaries) party to the Loan Documents has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except as set forth on Schedule 4.4, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, prior to the Effective Date and as remain in full force and effect or which the failure to obtain, make or perform, as the case may be, could not reasonably be expected to have a Material Adverse Effect. Each Loan Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party has been or will be duly executed and delivered on behalf of each such Subsidiary. Each Loan Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party, executed and delivered constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of each such Subsidiary, enforceable against each such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         E.       NO LEGAL BAR.

                  The execution, delivery and performance of this Agreement, the Notes, the Guarantees and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of Company or of any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         F.       NO MATERIAL LITIGATION.

                  As of the Effective Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Company, threatened by or against Company or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to this Agreement, the Notes or other Loan Documents or any of the transactions contemplated hereby or thereby or (b) which, if adversely determined, is reasonably likely to have a Material Adverse Effect, which has not been disclosed (including, estimates of the Dollar amounts involved) in Company's filings with the Securities and Exchange Commission made prior to the Effective Date, true and correct copies of which have been delivered to Banks or on Schedule 4.6 hereto.

         G.       NO DEFAULT.

                  As of the Effective Date, neither Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which is reasonably likely to have a Material Adverse Effect, except as disclosed, including estimates of the Dollar amounts involved, in Company's filings with the Securities and Exchange Commission, true and correct copies of which have been delivered to Banks or on Schedule 4.7. As of the Effective Date, no Default or Event of Default has occurred and is continuing. As of the Effective Date, no default has occurred and is continuing under the Secured Agreement Documents.

         H.       OWNERSHIP OF PROPERTY; LIENS.

                  As of the Effective Date, each of Company and its Subsidiaries, as the case may be, has good record and marketable title in fee simple to, or a valid leasehold interest in, or a first mortgagee interest in, all of the Collateral and all its other real property, and good title to all its other property necessary for the operation of its business, and none of such property of Company or such Subsidiaries is subject to any Lien except as permitted by Section 7.3.

         I.       INTELLECTUAL PROPERTY.

                  Except as disclosed on Schedule 4.9, as of the Effective Date, Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which is not reasonably likely to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim. The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect. To the knowledge of Company, there exists no infringement upon the Intellectual Property rights of Company and Subsidiaries by any other Person.

         J.       TAXES.

                  As of the Effective Date, each of Company and its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures) has filed or caused to be filed all tax returns which, to the knowledge of Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Company or its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures), as the case may be) except tax claims which are to be paid on a deferred basis pursuant to the Reorganization Plan; no tax Lien has been filed, and, to the knowledge of Company, no claim is being asserted, with respect to any such tax, fee or other charge, except as disclosed on Schedule 4.10.

         K.       FEDERAL REGULATIONS.

                  No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

         L.       ERISA.

                  Except as disclosed on Schedule 4.12, no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Company and each Commonly Controlled Entity are in substantial compliance with the applicable provisions of ERISA with respect to each Plan. The present value of all accruedbenefits under each Single Employer Plan (based on the reasonable assumptions used by the independent actuary for such Plan for purposes of establishing the minimum funding requirements under Section 412 of the Code) did not, as of the last annual valuation date prior to the Effective Date, exceed the value of the assets of such Plan allocable to such accrued benefits, individually or in the aggregate for all Single Employer Plans (excluding for purposes of such computation any Single Employer Plans with respect to which the value of the assets exceed the present value of the accrued benefits) by more than $2,200,000. Neither Company nor any Commonly Controlled Entity is liable under Title IV of ERISA by reason of the termination of a Single Employer Plan or the withdrawal from a Single Employer Plan in which it was a "substantial employer" within the meaning of
Section 4001(a)(2) of ERISA. Each Plan intended to be qualified under Section 401(a) of the Code, including each Single Employer Plan, is qualified in operation under Section 401(a) of the Code and is qualified in form under
Section 401(a) of the Code, except with respect to any required amendments with respect to which the remedial amendment period under Section 401(b) of the Code has not expired. Neither Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan with respect to which there remains any unpaid liability and neither Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if Company or any such Commonly Controlled Entity were to withdraw from all Multiemployer Plans in complete withdrawals within the meaning of Section 4203 of ERISA as of the valuation dates for such plans most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan is in Reorganization or Insolvent. Neither the Company nor any Commonly Controlled Entity is liable for fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), 502(i), 502(1) or 4071 of ERISA in an amount exceeding $50,000 in the aggregate at any time. There are no material claims (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) or against Company or any Commonly Controlled Entity in connection with any such Plan. Neither Company nor any Commonly Controlled Entity is liable for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) except as required by Section 4980B of the Code and
Section 601 of ERISA.

         M.       INVESTMENT COMPANY ACT; OTHER REGULATIONS.

                  Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Company is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

         N.       SUBSIDIARIES AND JOINT VENTURES.

                  As of the Effective Date, (a) the Subsidiaries (including Unrestricted Subsidiaries and Excluded Subsidiaries) listed on Schedule 4.14(A) constitute all of the Subsidiaries (including Unrestricted Subsidiaries and Excluded Subsidiaries) and such schedule identifies the shareholders of such Subsidiary, (b) the Joint Ventures listed on Schedule 4.14(B) constitute all of the Joint Ventures and such schedule identifies all owners of the Joint Venture interests thereof and the percentage equity ownership of such owners, and (c) neither Company nor any Subsidiary (including Unrestricted Subsidiaries, Excluded Subsidiaries, and Joint Ventures) other than a Venture Subsidiary owns any Joint Venture interest.

         O.       ENVIRONMENTAL MATTERS.

                  Each of the representations and warranties set forth in paragraphs (a) through (g) of this Section is true and correct, except as disclosed on Schedule 4.15 or in the certificate regarding environmental matters required pursuant to Section 5.1(i) or to the extent that the facts and circumstances giving rise to any such failure to be so true and correct is not reasonably likely to have a Material Adverse Effect and could not reasonably be expected to impose any liability whatsoever on Agent, Collateral Agent or any
Bank:

                  1. The Real Property does not contain, and has not previously contained, therein, thereon, or thereunder, including the soil and groundwater thereunder, any Hazardous Materials in violation of any Environmental Law.

                  2. Company, its Subsidiaries, the Real Property, and all operations and facilities at the Real Property, are in compliance with all Environmental Laws, and there are no Hazardous Materials or violations of any Environmental Law which could interfere with the continued operation of any of the Real Property or impair the fair saleable value of any thereof.

                  3. Neither Company nor any of its Subsidiaries has received any complaint or any notice of violation, alleged violation or investigation or of potential liability or designating any of such Persons as a potentially responsible party under any Environmental Law regarding environmental protection matters or environmental permit compliance with regard to the Real Property, nor is Company aware that any Governmental Authority is contemplating delivering to Company or any of its Subsidiaries any such notice. Neither Company nor any of its Subsidiaries has reported any releases of Hazardous Materials to any Governmental Authority.

                  4. Hazardous Materials have not been generated, treated, stored or disposed of, at, on or under any of the Real Property in violation of any Environmental Law, nor have any Hazardous Materials been transferred from the Real Property to any other location in violation of any Environmental Law nor have there been any treatment, storage or disposal operations on any of the Real Property requiring any approval or permit from any Governmental Authority. Neither Company nor any of its Subsidiaries has ever owned or operated or currently owns or operates any waste disposal or storage facilities, underground storage tanks or surface impoundments.

                  5. There are no governmental or administrative actions or judicial proceedings pending or, to the knowledge of Company, contemplated under any Environmental Laws to which Company or any of its Subsidiaries is or, to the knowledge of Company, will be named as a party with respect to the Real Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Company or any of its Subsidiaries or to any of the Real Property.

                  6. There is no environmental condition associated with any of the Real Property which would impede the development thereof, including the presence of endangered or threatened species, or ecologically sensitive habitat or water rights or quality issues.

                  7. Copies of all permits, authorizations and environmental reports for or with respect to the Real Property have been made available to Agent.

         P.       INDEBTEDNESS.

                  Schedule 4.16 lists all Indebtedness (including available commitments) of Company and its Subsidiaries as existing on the Effective Date.

         Q.       CONTINGENT OBLIGATIONS.

                  Schedule 4.17 lists all guarantees by Company and all guarantees by any of its Subsidiaries.

         R.       RESTITUTION PROGRAM AND FINAL JUDGMENT.

                  As of the Effective Date, Company and its Subsidiaries have fully complied with the "Restitution Program" and have been released from the "Final Judgment," as defined in the Reorganization Plan.

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                                                                              61

         S.       CERTAIN FEES.

                  Other than fees payable to Anglo American Financial, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Agent, Collateral Agent and Banks against, and agrees that it will hold Banks harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         T.       DISCLOSURE.

                  No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Banks by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of an economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and have not been disclosed herein or in such other writtendocuments, certificates and statements furnished to Banks for use in connection with the transactions contemplated hereby.

         U.       INSURANCE.

                  Company and each of its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss and damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Attached as Schedule 4.21 is a complete and accurate description of all policies of insurance that will be in effect as of the Effective Date for Company and each of its Subsidiaries.

         V.       REAL PROPERTY MATTERS.

                  Company and each of its Subsidiaries (including the Joint Ventures) is in compliance with all development orders obtained by Company and its Subsidiaries (including the Joint Ventures) with respect to any Real Property, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

         W.       REORGANIZATION PROCEEDINGS.

                  Company has delivered to Agent, Collateral Agent, Issuing Bank and Banks true, correct and complete copies of the Reorganization Plan and Confirmation Order, together with copies of any modifications thereto.

         X.       EXCLUDED SUBSIDIARIES; UNRESTRICTED SUBSIDIARIES.

                  1. The Excluded Subsidiaries do not have, nor are they anticipated to have, any assets or revenues. The Excluded Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business.

                  2. The Unrestricted Subsidiaries do not have, nor are they anticipated to have, any asset or revenues other than the assets disclosed on Part A of Schedule 4.24 as being owned by them and the revenues arising therefrom. The Unrestricted Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business other than the businesses disclosed on Part A of Schedule 4.24 as being conducted by them.

         Y.       NO FURTHER AMOUNTS DUE UNDER UNSECURED 1996 NOTES.

                  There are no further amounts due from Company under the Unsecured 1996 Notes and any unclaimed funds disbursed by The United States Trust Company of New York to Company are owned free and clear of claims which may be asserted thereto by third parties, including, without limitation, claims by any state or other Governmental Authority that such unclaimed funds are "abandoned property" under state escheat or other applicable laws.

         Z.       BANK ACCOUNTS.

                  Schedule 4.26 (as amended from time to time by written notice to Agent) is a true and correct list of all Bank Accounts of Company and its Subsidiaries.

         AA.      [INTENTIONALLY OMITTED].

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                                                                              63

         BB.      MPUD SUBSIDIARY GROUPS.

                  Except as disclosed on Schedule 4.28, no Subsidiary is a member of an MPUD Subsidiary Group.

         CC.      SPUD SUBSIDIARIES.

                  Except as disclosed on Schedule 4.29, no Subsidiary is a SPUD Subsidiary.

         DD.      DRI AND ZONING MATTERS.

                  The representations and warranties set forth in Schedule 4.30 are by this reference incorporated herein as though fully set forth and made in this Section 4.30.

         EE.      BANKRUPTCY MATTERS.

                  Neither the Company nor any of its Subsidiaries has any continuing liabilities arising out of or in connection with the Reorganization Proceedings or the Reorganization Plan which would have a Material Adverse Effect.

         FF.      SERIES A PREFERRED STOCK.

                  The rights, obligations and duties of Company, its Subsidiaries and the holders of the Series A Preferred Stock are set forth exclusively in the Series A Statement, the Secured Agreement and the Investment Agreement, both as amended through the Effective Date, and the other documents described therein (the "Series A Documents"), and there is no note, debt instrument or other security or collateral of any kind whatsoever given by Company or any Subsidiary, other than as described in the Series A Documents, to secure the repayment or performance of any of the obligations of Company or any Subsidiary with respect to the Series A Preferred Stock.

         GG.      SERIES B PREFERRED STOCK.

                  The rights, obligations and duties of Company, its Subsidiaries and the holders of the Series B Preferred Stock are set forth exclusively in the Series B Statement and the Securities Purchase Agreement dated as of June 24, 1997. There is no note, debt instrument or other security or collateral of any kind whatsoever given by Company or any Subsidiary to secure the repayment or performance of any of the obligations of Company or any Subsidiary with respect to the Series B Preferred Stock.

                                       V.
                              CONDITIONS PRECEDENT

                  The effectiveness of this Agreement and the obligations of Banks to make Loans hereunder are subject to the prior or concurrent satisfaction of all the following conditions:

         A.       CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT.

                  1. Loan Documents. Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Company, with a counterpart for each Bank, (ii) for the account of each Bank, a Note, (iii) each other Loan Document, required to be delivered hereunder, conforming to the requirements hereof and executed and delivered by a duly authorized officer of Company or each of its Subsidiaries (including, the Unrestricted Subsidiaries and the Excluded Subsidiaries, in each case as to their respective acknowledgments under the Stock Pledge Agreement), as the case may be, which are parties to such Loan Document, with a counterpart for each Bank, (iv) Funds Flow Memo, executed and delivered by a duly authorized officer of each party thereto, and (v) copies, certified as true and correct copies by a Responsible Officer, of the Security Documents, as amended through the Effective Date listed in
Schedule I to the Acknowledgment Agreement.

                  Agent and Collateral Agent shall have received (vi) in form and substance satisfactory to Agent and Collateral Agent, a duly executed agreement with Annis, Mitchell, Cockey, Edwards & Roehn, P.A. of Tampa, Florida with respect to certain services to be provided thereby to Agent and Collateral Agent, respectively, and (vii) the Funds Flow Memo.

                  2. Corporate Proceedings of Company. Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to Agent, of the Board of Directors of Company authorizing the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the Company as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfactory to Agent.

                  3. Corporate Proceedings of the Subsidiaries. Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to Agent, of the Board of Directors of each Subsidiary of Company which is a party to any Loan Document authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified by the secretary or an assistant secretary of each Subsidiary as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

                  4. Corporate Documents. Agent shall have received, with a counterpart for each Bank, true and complete copies of (i) the certificate or articles of incorporation of the Company and each of its Subsidiaries which is a party to any Loan Document certified by the Secretary of State of their respective jurisdictions of incorporation as of a recent date prior to the Effective Date, (ii) the Bylaws of the Company and each of its Subsidiaries which is a party to any Loan Document certified as of the Effective Date by its secretary or an assistant secretary, (iii) good standing certificates, including, in states which provide such certificates, certification of tax status, of the Company and each of its Subsidiaries which is a party to any Loan Document certified by the Secretary of State of their respective jurisdictions of incorporation and of each jurisdiction in which they are qualified to do business as a foreign corporation dated as of a recent date prior to the Effective Date and (iv) incumbency and signature certificates for Company and each Subsidiary executing any Loan Documents as of the Effective Date.

                  5. Other Documents. Agent shall have received, with a counterpart for each Bank, copies, certified as true, correct, and complete by a Responsible Officer, of (i) the Anglo American Loan Agreement and the other Anglo American Loan Documents, (ii) the Secured Agreement and the Investment Instruments, (iii) the Secured Note, and (iv) the Business Plan, together with evidence satisfactory to the Agent that the Anglo American Loan Agreement and the Secured Agreement have become fully effective and available for utilization or will become so effective and available simultaneously with the effectiveness of this Agreement.

                  6. No Violation. The consummation of the transactions contemplated hereby and by the other Loan Documents shall not contravene, violate or conflict with, nor involve Agent or any Bank in any violation of, any Requirement of Law.

                  7. Consents, Authorizations, and Filings. Agent shall have received, with a counterpart for each Bank, a certificate of a Responsible Officer (i) attaching copies of all consents, authorizations, and filings referred to in Section 4.4 and in any similar provision of any of the other
Loan Documents, and (ii) stating that such consents, authorizations, and filings are in full force and effect and each such consent, authorization, and filing shall be in form and substance satisfactory to Agent.

                  8. Legal Opinions. Agent shall have received, with a counterpart for each Bank, opinions of the several counsel of Company and its Subsidiaries, in each case, in form and substance satisfactory to Banks in their sole discretion.

                  9. Certification as to Environmental Matters. Agent shall have received, with a counterpart for each Bank, a certificate of a Responsible Officer (i) stating that Company is not aware of any environmental matters in connection with any of the Real Property which could reasonably be expected to result in a liability to Company or any Subsidiary in excess of $200,000 except as listed on a schedule attached to such certificate and (ii) certifying that Company has made, and agreeing that Company will continue to make, available to Agent promptly after receipt thereof copies of all notices, citations, requests for information and reports from the Environmental Protection Agency, Florida Department of Environmental Regulation or other Federal, state or local environmental regulatory agency having jurisdiction over any of the Real Property, and any report or audit prepared by a private company with respect thereto.

                  10. Continued Perfection of Security Interests. Company and its Subsidiaries party to any of the Security Documents shall have taken or cause to be taken all such actions deemed necessary or desirable by Collateral Agent to ensure that Collateral Agent or Agent has and continues to have a valid and perfected first priority security interest in the Collateral granted by the Security Documents (which security interest shall have the priority set forth in the Intercreditor Agreement) subject to the Liens permitted pursuant to this Agreement and the Security Documents (and Agent and Collateral Agent shall have received satisfactory evidence thereof). Such action shall include: (i) the delivery by Company pursuant to the Stock Pledge Agreement of certificates (which certificates shall be registered in the name of Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Collateral Agent and Agent) representing all Subsidiary Stock; (ii) the delivery to Collateral Agent of Uniform Commercial Code financing statements, executed by each of Company and each of its Subsidiaries as to the Collateral granted by each such party for all jurisdictions as may be necessary or desirable to perfect or continue the perfection of Collateral Agent's security interest in such Collateral; (iii) the delivery by Company and its Subsidiaries of original documents relative to Homesite Contract Receivables and Commercial Receivables, including appropriate endorsements or assignments, all in form and substance satisfactory to Collateral Agent and Agent, as may be necessary or desirable to perfect or continue the perfection of Collateral Agent's security interest in such Collateral; and (iv) evidence reasonably satisfactory to Collateral Agent and Agent that all other filings, recordings and other actions Collateral Agent and Agent deems necessary or advisable to establish, preserve and perfect the Liens and the priority thereof granted to Collateral Agent and Agent hereunder shall have been made.

                  11. Real Property Matters. Agent shall have received: (i) such new Mortgages and Deeds of Trust or such amendments to the existing Mortgages and Deeds of Trust as may be requested by Agent, in each case in form and substance satisfactory to Agent and its local counsel, to protect and preserve the Lien and priority of the Mortgages and Deeds of Trust as they secure the Loans and other amounts due hereunder, together with new ALTA Bank's extended coverage policies of title insurance or amendments of the existing ALTA Bank's extended coverage policies of title insurance on the Real Property encumbered by the Mortgages and Deeds of Trusts in liability, amount and form issued by a title company satisfactory to Agent showing the Mortgages and Deeds of Trust as first Liens upon the respective Real Property, subject only to Liens permitted hereunder and thereunder and such other exceptions or exclusions as may be approved by Agent in its sole discretion, together with any endorsements reasonably required by Agent, and affirmative assurance that the improvements are fully located within the boundaries of the insured land; and (ii) in respect of the Real Property listed on Schedule 5.1(k), copies of such appraisals, surveys, environmental audit reports, satisfactory evidence of entitlements (including so-called "zoning letters"), and other documents as Agent may request, each as specified or contemplated on Schedule 5.1(k), and each prepared by consultants or other experts satisfactory to Agent.

                  12. Evidence of Insurance. Company shall have delivered to Agent certificates of insurance naming Collateral Agent on behalf of Banks as loss payee under the casualty and surety policies required pursuant to Section 6.5.

                  13. No Material Adverse Effect. On the Effective Date, Agent shall have received an officer's certificate executed by a Responsible Officer stating that no Material Adverse Effect has occurred since September 30, 1998, except as disclosed in Company's Form 10-Q for the quarter ended as of September 30, 1998 or except as disclosed on Schedule 5.1(m).

                  14. Intercreditor Agreement. The Intercreditor Agreement shall have been executed and delivered by each of the parties thereto, and Agent shall have received a fully executed copy thereof in form and substance satisfactory to Agent.

                  15. Fees, Costs, and Expenses. As of the Effective Date, Company shall have paid: (i) to the Agent all fees, costs, and expenses of Agent and its counsel incurred in connection with the preparation, negotiation, and execution of this Agreement, the Intercreditor Agreement, and any other documents executed in connection herewith and therewith; and (ii) to the Collateral Agent, the Anglo American Collateral Agent and Secured Agreement Collateral Agent all fees, costs, and expenses thereof and of counsel thereof incurred in connection with the preparation, negotiation, and execution of the Anglo American Loan Agreement, the

Secured Debt Documents and the Intercreditor Agreement, and any other documents executed in connection herewith and therewith.

                  16. Recapitalization Transactions. Each of the Recapitalization Transactions shall have been consummated in accordance with all applicable law, the underlying transaction documents, and the Funds Flow Memo, and Agent shall have received evidence of such consummation satisfactory to Agent.

                  17. Amendment of Certain Loan Documents. The Security Documents and other Loan Documents shall have been amended in form and substance satisfactory to Agent.

                  18.    [Intentionally Omitted].

                  19. Updated Field Survey. Agent shall have completed an updated field survey with respect to the Collateral, and the results thereof shall be acceptable to Agent in its sole discretion.

                  20. Collateral Appraisals. Agent shall have received appraisals of the Collateral from an appraiser satisfactory to Agent, in form and substance and prepared by appraisers satisfactory to Agent, and the results thereof shall be satisfactory to Agent.

                  21. Business Plan. Agent shall have received (i) Company's Business Plan as of the Effective Date, which shall be in form and substance satisfactory to Banks, and (ii) evidence, satisfactory to Banks, that Company has sufficient funds, or availability to sufficient funds, necessary to carry out such Business Plan.

                  22. Effective Date. The Effective Date shall have occurred on or before February 1, 1999.

                  23. Reorganization Proceedings. Agent shall have received copies of the Reorganization Plan and Confirmation Order, together with copies of any modifications thereto, in each case, certified by the Secretary of the Company as true, correct and complete as of the Effective Date.

                  24. Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been executed, delivered, or recorded, and shall be in form and substance satisfactory to Agent, the Banks, and their respective counsel.

         B.       CONDITIONS TO EACH LOAN AND ISSUANCE OF EACH LETTER OF CREDIT.

                  The effectiveness of this Agreement and the agreement of each Bank to make any Loan requested to be made by it on any Loan Borrowing Date, and of Agent to issue each L/C Guarantee is subject to the satisfaction of the further conditions precedent:

                  1. Representations and Warranties. Each of the representations and warranties made by Company and its Subsidiaries in or pursuant to each of the Loan Documents shall be true, correct and complete in all material respects on and as of the date of such extension of credit, with such exceptions, amendments or modifications as may be approved in writing by Agent. For the purposes hereof with respect to any request for a Loan or issuance of L/C Guarantee, any and all representations and warranties made by Company or any of its Subsidiaries which are made "as of the Effective Date" shall be required to be true and correct "as of the Loan Borrowing Date," or date of issuance of the L/C Guarantee rather than "as of the Effective Date."

                  2. No Default. No Default or Event of Default shall have occurred and be continuing as of the date of such extension of credit, as the case may be, after giving effect to the Loans requested to be made or the L/C Guarantee requested to be issued on such date.

                  3. Additional Security Documents; Other Documents. Agent shall have received each additional Security Document as may be required pursuant to Section 3.2 and each additional Guarantee required by Section 3.4, in each case with a counterpart for each Bank, and each additional document, instrument, legal opinion or item of information reasonably requested by it or the Required Banks, with a counterpart for each Bank, including a copy of any debt instrument, security agreement or other material contract to which Company may be a party.

                  4. Officer's Certificate. In the case of any Loan or L/C Guarantee requested by Company, Agent shall have received the certificate required by Section 2.3, as the case may be, with a counterpart for each Bank.

                  5. Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to Agent, and Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it or the Required Banks shall reasonably request, with a counterpart for each Bank.

                  Each borrowing by Company or issuance of L/C Guarantee hereunder shall constitute a representation and warranty by Company, as of the date of such borrowing or issuance of L/C Guarantee, that the conditions contained in this Section 5.2 have been satisfied.

         C.       CONDITIONS SUBSEQUENT.

                  As a condition subsequent to the making of the Loans, Company shall perform or cause to be performed the following (and the failure by Company to so perform or so cause to be performed shall constitute an Event of Default):

                  1. Tax Servicing Contracts. No later than 60 days after the Effective Date, Agent and Collateral Agent shall have received a tax servicing contract in respect of such portion of the Real Property located in Florida as shall be satisfactory to Agent and Collateral Agent, in form and substance satisfactory to Agent and Collateral Agent, among Company, Agent, Collateral Agent, and a tax servicing firm satisfactory to Agent and Collateral Agent.

                  2. Company Operating Account Control Agreement. Within 30 days following the Effective Date, Company, Collateral Agent, and Operating Account Bank shall have executed and delivered the Company Operating Account Control Agreement.

                  3. Other Account Control Agreements. Within 30 days following the Effective Date, Company shall have furnished to Collateral Agent such additional control agreements in form and substance satisfactory to Collateral Agent and shall have taken all such other actions as Collateral Agent or Agent deems necessary or desirable to ensure that Collateral Agent, on behalf of Agent and Lenders, holds a perfected security interest in all of the deposit accounts identified on Schedule 5.3(c) hereof.


                                       VI.
                              AFFIRMATIVE COVENANTS

                  Company hereby agrees that, so long as the Commitments remain in effect or any L/C Guarantee remains outstanding, or any Obligation remains outstanding and unpaid or any other amount is owing to any Bank, Agent, Collateral Agent or Issuing Bank hereunder, Company shall, and shall cause each of its Subsidiaries to:

         A.       FINANCIAL STATEMENTS.

                  FURNISH TO EACH BANK:

                  1. as soon as available, but in any event not later than 90 days after the end of each fiscal year of Company, a copy of the consolidated balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing acceptable to the Required Banks;

                  2. as soon as available, but in any event not later than 90 days after the end of each fiscal year of Company, a copy of the consolidating balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such year and the related consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects;

                  3. as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Company, the unaudited consolidated and consolidating balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated and consolidating financial statements of Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

                  4. as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited consolidated balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) for such month, setting forth in each case in comparative form the figures for such month as set forth on the Business Plan and, with a comparison to the same calendar month of the preceding fiscal year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) (subject to nominal year-end audit adjustments); and

                  5. as soon as available, but in any event not later than 45 days after the end of each fiscal quarter, projections by Company of the operating cash flow budget of Company and its Subsidiaries for (i) the following two fiscal quarters, prepared on a monthly basis and (ii) the two fiscal quarters thereafter, prepared on a quarterly basis, certified by a Responsible Officer as being prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery thereof and represented, at the time of delivery, Company's best estimate of its future financial performance;

in each case, all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and (except in the case of cash flows in (d) and (e) above) in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         B.       CERTIFICATES; OTHER INFORMATION.

                  1.     Furnish to each Bank:

                         (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, except as specified in such certificate;

                         (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a), (b) and (c), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, Company and each Subsidiary during such period has observed or performed the covenants of Sections 7.1, 7.2, 7.3, 7.6, 7.8, 7.9, 7.15, 7.16, and 7.17 and all other of its

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                                                                              73

         covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and in the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge that a Default or Event of Default has occurred and is continuing except as specified in such certificate, and, if a Default or Event of Default exists, stating the details thereof and what actions Company proposes to take with respect thereto;

                         (c) within five Business Days after the same are sent, copies of all financial statements and reports which Company sends to its stockholders and all financial statements and reports which Company or any of its Subsidiaries sends to the holders or trustee of any Public Debt Securities, and within five Business Days after the same are filed, copies of all financial statements and reports which Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                         (d) within 10 Business Days after the same are delivered, copies of all financial statements and all material reports, management letters or other financial information prepared for its Board of Directors; and

                         (e) promptly, such additional financial and other information as any Bank may from time to time reasonably request (which may include, without limitation, new appraisals (no more frequently than annually) and detailed ongoing information as to the real estate underlying any Commercial Receivables, which are not Eligible Commercial Receivables, absorption, sales and other related matters).

                  2.     FURNISH TO AGENT:

                         (a) on a monthly basis and, in any event, by no later than the 30th day of each month: (w) a detailed calculation of the Borrowing Base; (x) a summary listing of the Real Property included directly or indirectly in the Borrowing Base, with, in each case, a summary reconciliation to such listing provided in respect of the prior month; (y) a detailed aging, by total, of the Homesite Commercial Receivables and of the Commercial Receivables; and (z) a summary aging, by vendor, of Company's accounts payable and any book overdraft; in each case, in form satisfactory to Agent, a monthly lot closing report with respect to each project; and

                         (b) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

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                                                                              74

         C.       PAYMENT OF OBLIGATIONS.

                  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on the books of Company or its Subsidiaries, as the case may be or where the terms of this Agreement or the Reorganization Plan would prohibit such payment, discharge, or satisfaction.

         D.       CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

                  Subject to Sections 7.5, 7.6, 7.7 and 7.9: (a) continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and (b) to comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

         E.       MAINTENANCE OF PROPERTY; INSURANCE.

                  Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried. Such insurance in any event shall include, without limitation, shall cover all replacement costs associated with building collapse, whether caused by earthquake or structural defects or otherwise, on all Real Property of the Borrower and each of its Subsidiaries. Each such policy of insurance shall name Collateral Agent as a loss payee thereunder and shall provide for at least thirty days prior written notice to Agent of any material modification or cancellation of such policies. On the Effective Date and on each anniversary thereafter, Company and its Subsidiaries shall submit to Agent certificates of insurance evidencing compliance with this Section 6.5.

         F.       INSPECTION OF PROPERTY; BOOKS AND RECORDS; APPRAISALS.

                  Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit

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                                                                              75

representatives of Agent, and each Bank, with respect to Company and its Subsidiaries, to visit and inspect any of the Collateral and related properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Company and its Subsidiaries with officers and employees of Company and such Subsidiaries and with its independent certified public accountants. From time to time, if Agent determines that obtaining appraisals is necessary or appropriate, Agent will either cause its personnel to appraise, or obtain appraisal reports from appraisers satisfactory to Agent, stating the then current fair market values of all or any portion of the Real Property. Anything herein to the contrary notwithstanding, Company shall not be obligated to reimburse Agent with respect to appraisals of the same particular item of Real Property that occur more frequently than once in any 6 consecutive month period, unless an Event of Default has occurred and is continuing or there has occurred a material adverse change in the value of the Collateral, in which case Company shall be obligated to reimburse Agent with respect to as many appraisals as Agent deems necessary to conduct.

         G.       NOTICES.

                  Promptly give notice to Agent and each Bank of:

                  1.     the occurrence of any Default or Event of Default;

                  2. any (i) default or event of default under any Contractual Obligation of Company or, to the knowledge of Company, any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Company or, to the knowledge of Company, any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

                  3. any litigation or proceeding affecting Company or, to the knowledge of Company, any of its Subsidiaries in which the amount involved is $250,000 or more and, not covered by insurance or in which injunctive or similar relief is sought;

                  4. as soon as possible and in any event within 30 days after Company knows or has reason to know thereof, the occurrence or expected occurrence of any event or condition described in Section 4.12 which could reasonably be expected to result in liability of Company or any Commonly Controlled Entity in excess of $100,000 and which is not reflected in the financial statements most recently delivered to Banks pursuant to Section 6.1; and

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                                                                              76

                  5. any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Company proposes to take with respect thereto.

         H.       ENVIRONMENTAL LAWS.

                  1. Comply with, and use its best efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  2. Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect, and develop and maintain a system, satisfactory to Agent, for performing periodic environmental compliance reviews with respect to all of its properties, and for reporting such reviews to Agent and Banks; and

                  3. Defend, indemnify and hold harmless Agent and Banks, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by Company or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

         I.       BUSINESS PLAN.

                  Furnish to each Bank on or before the tenth day following approval by Company's Board of Directors, but in no event later than December 31 of each fiscal year and within 10 days (after approval by Company's Board of Directors, if applicable) of any amendment, modification or update thereto, a Business Plan of Company and its Subsidiaries for the next succeeding fiscal year in a form and in substance satisfactory to the Required Banks setting forth in reasonable detail a projected statement for such fiscal year's income and cash flow with a projected balance sheet as of the close of the succeeding fiscal year end, accompanied by a statement of a Responsible Officer that the Business Plan projected statements of income, cash flow and balance sheet for the succeeding fiscal year have been adopted by the Board of Directors of Company. Company and its Subsidiary shall at all times conduct their business substantially in accordance with the Business Plan and shall not materially modify or deviate from such Business Plan without the prior written approval of Agent and the Required Banks.

         J.       AUTHORIZATIONS.

                  Company will, and will cause each of its Subsidiaries to, use its good faith diligent best efforts to promptly obtain and maintain in full force and effect, all licenses, consents, permits, authorizations and filings (collectively, "Governmental Approvals") necessary to develop, lease or own all of its properties, and, upon obtaining the foregoing, Company will, and will cause each of its Subsidiaries to, maintain the Governmental Approvals in full force and effect and comply with the terms thereof, except only to the extent that failure to maintain the Governmental Approvals and comply therewith is not reasonably likely to have a Material Adverse Effect or result in any liability to Agent, Collateral Agent or any Bank (prior to Agent, Collateral Agent or any Bank exercising any of their remedies against the Collateral as provided for herein or in the other Loan Documents).

         K.       DIVIDENDS FROM SUBSIDIARIES.

                  Cause the Subsidiaries to pay dividends to Company from the Net Cash Proceeds of any sales of assets (including Real Property Sales) to the extent not prohibited by law, including the proceeds of any utility condemnations; provided that proceeds from the sale of residential units, lots or tracts by Subsidiaries (a) from developed phases of a multi-phase project comprising Subsidiary Property Under Development or Mezzanine Property Under Development may be used to pay all costs associated with development of the same phase or additional phases of the same project, including reasonable reserves for such anticipated costs during the period commencing on the date of sale to the date 180 days after the date of sale (excluding any costs which are an allocated share of corporate general and administrative expenses of Company or any Subsidiary), and (b) from single phase projects comprising Subsidiary Property Under Development or Mezzanine Property Under Development to the extent units, lots or tracts may be sold in accordance with applicable laws and regulations prior to completion of the projects may be used to pay all costs associated with development of such project (excluding any costs which

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                                                                              78

are an allocated share of corporate general and administrative expenses of Company or any other Subsidiary), in either case until the conclusion of the project, at and following which time all such proceeds shall be distributed to Company. For purposes hereof, "conclusion of the project" shall mean the completion of structure or infrastructure development of the project (or, with multi-phase projects: (i)(y) the final phase of the project, or (z) the sale of substantially all units thereon; and (ii) the payment of the Indebtedness and the Guarantee Obligations in respect of Subsidiary Property Under Development or Mezzanine Property Under Development that prohibits such distributions) in accordance with the requirements of applicable laws and regulations.

         L.       SUPPLEMENTAL REPORTS REGARDING REAL PROPERTY.

                  1. Furnish to Agent such supplemental title reports on the Real Property subject to the Deeds of Trust and Mortgages as Agent and Required Banks may reasonably request from time to time; provided Company shall not be required to provide such supplemental reports more than once per quarter.

                  2. No later than 60 days after the Effective Date, Company shall deliver to Agent such third party appraisals, environmental reports, surveys, and ALTA title policies, as would have complied with the provisions of
Section 5.1(k) if delivered on the Effective Date with respect to all Real Property to the extent such reports were not required by Banks to be delivered on or prior to the Effective Date.

                  3. Without limiting the generality of Section 4.10, Company shall cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Real Property located in Tennessee and Texas to be paid in full before delinquency or before the expiration of any extension period and promptly shall execute and deliver to Agent and Collateral Agent appropriate certificates attesting to the payment thereof or deposit with respect thereto; provided, however, that in the case of Real Property with a Fair Market Value less than or equal to the assessments or taxes with respect thereto, the Company may decide not to pay such assessments or taxes. At any time during the existence of an Event of Default, Agent and Collateral Agent shall have the right to require the execution and delivery of a tax servicing contract in respect of the Real Property located in Tennessee and Texas, in form and substance satisfactory to Agent and Collateral Agent, among

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                                                                              79

Company, Agent, Collateral Agent, and a tax servicing firm satisfactory to Agent and Collateral Agent.

         M.       COMPLIANCE WITH LAWS.

                  Company shall, and shall cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, noncompliance with which would or could be reasonably expected to cause a Material Adverse Effect.

         N.       OTHER NOTICES.

                  Promptly give notice to Agent of:

                  1.     the creation of any new deposit account; and

                  2. the organization or formation of any new Venture Subsidiary, any other Subsidiary, any Unrestricted Subsidiary, or any Joint Venture; or the disposition or dissolution of any Excluded Subsidiary;

in each case, together with such information related thereto as Agent may request.

         O.       COMPANY OPERATING ACCOUNT CONTROL AGREEMENT.

                  At all times from and after the date of its execution and delivery, maintain in full force and effect the Company Operating Account Control Agreement. At all times from and after the Effective Date, Company shall continue to maintain Company's cash management system substantially as such system exists on the Effective Date after giving effect to the consummation of the transactions contemplated to occur on such date, and shall continue to concentrate the funds of Company into the Company Operating Account except to the extent that such funds reasonably are required to be held in other accounts for permitted uses by Company, and except to the extent that such funds are invested in investments permitted by Section 7.9.

         P.       INDEMNIFICATION BY COMPANY.

                  Company agrees to and does hereby indemnify, hold harmless and defend Banks from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever which are imposed on, incurred by, or asserted against Banks in any way relating to or arising out of any failure of Company to comply with the terms of, or complete, the Reorganization Plan.

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                                                                              80

         Q.       EXECUTIVE OFFICERS.

                  1. Company shall inform the Agent of the occurrence of an event described in Item 401(f)(2) of Regulation S-K of the Securities Exchange Act of 1934 (an "Event") within twenty-four (24) hours after the Company has actual knowledge of the occurrence of such Event.

                  2. Company shall (i) promptly consult with Agent regarding such Event and (ii) within five (5) Business Days after Company has actual knowledge of the occurrence of such Event, notify Agent of any action proposed to be taken by Company with respect to such Event.

                  3. If the occurrence of an "Event" could reasonably be expected to have a Material Adverse Effect, Company shall promptly take such corrective action with respect to such Event as may, in its reasonable judgment, be required to avoid a Material Adverse Effect.


                                      VII.
                               NEGATIVE COVENANTS

                  Company hereby agrees that, so long as the Commitments remain in effect or any Obligations remain outstanding and unpaid or any other amount is owing to any Bank or Agent hereunder, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         A.       MAINTENANCE OF CONSOLIDATED NET WORTH.

                  Permit Consolidated Net Worth at any time to be less than the amounts set forth below (hereinafter referred to as the "Minimum Consolidated Net Worth"): (a) from the Effective Date through December 31, 1999, $40,000,000 and (b) at any time thereafter, the sum of (i) $40,000,000; and (ii) 50% of the Annual Net Income for the prior fiscal year; provided, however, that the amount determined under this clause (b) shall never be less than zero.

                  To demonstrate compliance with the Minimum Consolidated Net Worth covenant set forth in this Section, Company shall furnish to Banks (i) within 45 days of the close of each calendar quarter a certificate of a Responsible Officer setting forth Minimum Consolidated Net Worth for such date calculated in accordance with this Section 7.1, and the calculation upon which it is based; and (ii) within 90 days of the close of each fiscal year, a certificate of a Responsible Officer setting forth Minimum Consolidated Net Worth as of the such date calculated in accordance with this Section

7.1 and the calculation upon which it is based, reflecting in such annual certificate any addition to the Minimum Consolidated Net Worth that Company is required to maintain resulting from the Annual Net Income for the fiscal year then ended, but only as calculated under clause (b) of this Section 7.1.

         B.       LIMITATION OF INDEBTEDNESS.

                  Create, incur, assume or suffer to exist any Indebtedness, except:

                  1.     Indebtedness in respect of the Loans;

                  2. Indebtedness in respect of the Anglo American Loan or any permitted replacement thereof on terms no less favorable to the Banks, so long as the Intercreditor Agreement remains in full force and effect;

                  3.     secured Indebtedness in respect of the Secured Note;

                  4. Indebtedness of the Company in respect of Apollo's 20% Profits Interest;

                  5. Indebtedness of Company not otherwise permitted under this Section 7.2(e) and Indebtedness of its Subsidiaries which is recourse to the Company, at any time outstanding, whether incurred in connection with Subsidiary Property Under Development or otherwise, not exceeding $80,000,000 (less the face amount of all outstanding Guarantee Obligations permitted under Section 7.4(c) in respect of Indebtedness of any Unrestricted Subsidiary or Joint Venture) in the aggregate;

                  6. Indebtedness of Company to any Subsidiary or of any Subsidiary to Company; provided that (i) such inter-company Indebtedness shall not be evidenced by promissory notes or other instruments and (ii) all Indebtedness of Subsidiaries to Company shall not exceed an aggregate principal amount of $4,000,000 at any time, of which no more than $1,000,000 in the aggregate may be Indebtedness of MPUD Subsidiary Group members, SPUD Subsidiaries, Venture Subsidiaries and Unrestricted Subsidiaries;

                  7.     Intentionally omitted;

                  8. The limitations otherwise imposed by Section 7.2(e) notwithstanding, Indebtedness of any Subsidiary to Persons extending acquisition or project development financing in connection with Subsidiary Property Under Development of the Subsidiary (any Subsidiary incurring such Indebtedness shall be referred to in this Section 7.2(h) as a "SPUD Subsidiary") or in connection with

Mezzanine Property Under Development of the Subsidiary (any Subsidiary incurring such Indebtedness shall be referred to in this Section 7.2(h) as an "MPUD Subsidiary"; provided that (i) neither Company nor any Subsidiary other than that SPUD Subsidiary or MPUD Subsidiary, as the case may be, is liable for such Indebtedness in respect of that Subsidiary Property Under Development or Mezzanine Property Under Development, as the case may be, directly or pursuant to a Guarantee Obligation or otherwise, (ii) the aggregate amount of all Indebtedness permitted pursuant to this Section 7.2(h) at any one time outstanding shall not exceed $170,000,000 minus all other outstanding Indebtedness of Company and Subsidiaries permitted pursuant to Section 7.2(e), and (iii) the shares of capital stock and other ownership interests of such MPUD Subsidiary shall at all times be owned solely by a single MPUD Holding Company;

                  9.     [Intentionally Omitted];

                  10.    [Intentionally Omitted]; and

                  11. Indebtedness of Subsidiaries for the development of infrastructure, common areas, or recreational facilities owing to quasi-governmental entities such as community development and special districts to the extent financed through the issuance of industrial revenue bonds or other similar public financing; provided that (except for Liens permitted pursuant to Section 7.3(q)) there is no direct or indirect recourse to Company with respect to such Indebtedness (other than inchoate Liens arising by operation of law in respect of such Indebtedness) and such Indebtedness shall not exceed $50,000,000 in the aggregate at any one time outstanding; provided further that Company shall give Agent prior written notice of the incurrence of any such Indebtedness under this Section 7.2(k).

Anything to the contrary notwithstanding, in no event shall Company or any Subsidiary co-make, endorse, guarantee (except to the extent permitted under Section 7.4(c)), or otherwise become liable or have any recourse with respect to any Indebtedness of any of the Unrestricted Subsidiaries.

         C.       LIMITATION ON LIENS.

                  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  1.     Liens securing Indebtedness permitted by Section
7.2(a);

                  2. Liens in favor of the Collateral Agent securing Indebtedness permitted by Section 7.2(b), so long as the Intercreditor Agreement remains in full force and effect;

                  3. Liens in favor of the Collateral Agent securing the Secured Agreement Obligations, so long as the Intercreditor Agreement remains in full force and effect

                  4. Liens in favor of Apollo securing Indebtedness permitted by Section 7.2(d);

                  5.     Liens for taxes (i) which are not yet delinquent or
(ii) which are, not in an aggregate amount, as to Company and all Subsidiaries, of greater than $1,000,000 or (iii) which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Company or its Subsidiaries, as the case may be, in conformity with GAAP;

                  6. carriers, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not remain unsatisfied or undischarged for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  7. pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  8. deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  9. easements, rights-of-way, restrictions, development orders, plats, and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Company or such Subsidiary;

                  10. Liens granted by Company or any Subsidiary, as lessee, in the ordinary course of business on leased equipment, leasehold improvements and furnishings;

                  11. Liens created, incurred or assumed in connection with the acquisition of, or the refinancing or any subsequent refinancing of Indebtedness incurred in connection with property, plant and equipment acquired after the date hereof and attaching only to the property, plant and equipment being acquired or refinanced;

                  12. other Liens in existence on the Effective Date, listed on Schedule 7.3; provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of any Indebtedness or other obligations secured thereby is not increased;

                  13. Liens granted pursuant to Section 7.7 of the Reorganization Plan;

                  14. Liens granted by Company or Subsidiaries upon Real Property and related Personal Property which is Subsidiary Property Under Development and which is either financed by Indebtedness incurred by Subsidiaries pursuant to Section 7.2(e) or 7.2(h), or contributed by Company to a Subsidiary pursuant to Section 7.9(g);

                  15. Liens granted by Company or Subsidiaries upon Real Property and related Personal Property which is Mezzanine Property Under Development and which is either financed by Indebtedness incurred by Subsidiaries pursuant to Section 7.2(e) or (h), or contributed by Company to a Subsidiary pursuant to Section 7.9(g);

                  16.    [Intentionally Omitted];

                  17. inchoate Liens solely arising by operation of law in respect of Indebtedness incurred pursuant to Section 7.2(k).


         D.       LIMITATION ON GUARANTEE OBLIGATIONS.

                  Create, incur, assume or suffer to exist any Guarantee Obligation, except: (a) the Guarantee Obligations listed on Schedule 4.17; (b) Guarantee Obligations made in the ordinary course of its business by Company of obligations (other than Indebtedness) of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; (c) Guarantee Obligations by Company of Indebtedness of any Subsidiary, Unrestricted Subsidiary, or Joint Venture; provided, however, that any outstanding Guarantee Obligations permitted under this Section 7.4(c) in respect of Indebtedness of any Unrestricted Subsidiary or Joint Venture shall reduce on a dollar-for-dollar basis the $80,000,000 limitation otherwise available for Indebtedness permitted under Section 7.2(e) and that the sum of all Indebtedness permitted under Section 7.2(e) and all Guarantee Obligations permitted pursuant to this Section 7.4(c) shall not exceed $80,000,000 in the aggregate; provided further, that Company may not incur any Guarantee Obligation with respect to Indebtedness of any Subsidiary permitted pursuant to Section 7.2(h); and (d) Guarantee Obligations of the Subsidiaries of Company in respect of the Anglo American Loan Obligations and the Secured Agreement Obligations, so long as the Intercreditor Agreement remains in full force and effect.

         E.       LIMITATIONS ON FUNDAMENTAL CHANGES.

                  Except to the extent such merger, consolidation, or amalgamation is of a Subsidiary with and into Company, or between or among wholly owned Subsidiaries, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets; provided that Company or any Subsidiary may convey, sell, assign, transfer or have condemned or otherwise disposed of assets to the extent permitted by Section 7.6 so long as the proceeds of any such sale are applied in accordance with this Agreement.

         F.       LIMITATION ON SALE OF ASSETS.

                  So long as no Default or Event of Default has occurred and is continuing or would result therefrom (unless the Permitted Sale Asset is the subject of a binding written contract of sale with an unaffiliated third party entered into prior to the first date on which the applicable Default or Event of Default occurred)), convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, except the following ("Permitted Sale Assets"):

                  1.     raw land;

                  2. homes or homesites in the ordinary course of its business;

                  3. obsolete or worn out property disposed of in the ordinary course of business;

                  4.     Commercial Real Estate;

                  5. the sale or discount without recourse of Commercial Receivables or Homesite Contract Receivables in the ordinary course of business

                  6.     [Intentionally Omitted];

                  7. sales or other transfers of any partnership interests or joint venture interests in entities that are not wholly owned, collectively, by Company and its Subsidiaries; and

                  8.     transactions permitted under Section 7.5.

Upon any permitted sale as aforesaid, Collateral Agent shall execute releases of Collateral Agent's Lien upon the Collateral included in any such sale; provided that there exists no Default or Event of Default hereunder and no Default or Event of Default would result therefrom; and provided further, that Collateral Agent's Lien shall continue against the proceeds of such sale, as evidenced by any and all documents and filings as may be required by Agent. Notwithstanding anything in this Section 7.6 to the contrary, Company shall not convey, sell, lease, assign, transfer or otherwise dispose of any Eligible Subdivision Project (other than the Riverwalk Tower project and the Trails of West Frisco project) for consideration less than 75% of the Net Equity in respect of such Eligible Subdivision Project.

         G.       LIMITATION ON DIVIDENDS.

                  Declare or pay any dividend (other than dividends payable solely in common stock or preferred stock of Company) on, or, except for the Reverse Stock Split, make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Company including the Preferred Stock, whether now or hereafter outstanding, or make any other distributions in respect thereof, either directly or indirectly, whether in cash or property (other than distributions or dividends in the form of common stock or preferred stock of Company) or in obligations of Company or any Subsidiary, except for: (a) dividends declared and paid by any Subsidiary to Company or any Subsidiary and (b) dividends to the extent permitted by Section 4.14 of the Intercreditor Agreement.

         H.       LIMITATION ON CAPITAL EXPENDITURES.

                  Make, or enter into any agreement the performance of the terms of which would require Company or any Subsidiary to make (by way of the acquisition of securities of a Person or otherwise), any expenditures in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with nominal replacement and maintenance programs properly charged to current operations), exceeding in the aggregate $50,000,000 for Company and its Subsidiaries during any 12-month period from and after the Effective Date.

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                                                                              87

         I.       LIMITATION ON INVESTMENTS, LOANS, AND ADVANCES.

                  Except to the extent of assets in the Reserve Accounts, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other Investment in, any Person, except:

                  1. extensions of trade credit in the ordinary course of business;

                  2.     investments in Cash Equivalents;

                  3. (i) loans and advances to employees of Company or its Subsidiaries for travel, entertainment and relocation expenses and for advances on salary prior to, and otherwise payable during, an employee's vacation, in the ordinary course of business in an aggregate amount for Company and its Subsidiaries not to exceed $500,000 at any one time outstanding and (ii) loans to J. Larry Rutherford, the President and Chief Executive Officer of the Company, evidenced by the obligations described on Schedule 7.9(c);

                  4.     [Intentionally Omitted.]

                  5. (i) loans by Company to its Subsidiaries (other than Venture Subsidiaries, SPUD Subsidiaries, MPUD Subsidiary Group members and Unrestricted Subsidiaries) or by any Subsidiary to Company to the extent such Indebtedness is permitted pursuant to Section 7.2(f); and (ii) capital contributions to Subsidiaries (other than Venture Subsidiaries, SPUD Subsidiaries, MPUD Subsidiary Group members and Unrestricted Subsidiaries) so long as Company or its Subsidiary making the capital contribution receives stock equal to the value of the capital contributed as determined in accordance with GAAP; provided, that Collateral Agent's Lien shall continue against such stock received by Company or its Subsidiary as aforesaid, which Lien shall be evidenced by any and all documents and filings as may be required by Collateral Agent and Agent;

                  6. extensions of credit for sales of assets which require a mandatory reduction of the Maximum Permissible Loan Amount pursuant to Sections 2.5(c), (d) and (e); and

                  7. capital contributions to Venture Subsidiaries for the purpose of making investments in Joint Ventures, to SPUD Subsidiaries, to MPUD Subsidiary Group members and to Unrestricted Subsidiaries so long as Company or its Subsidiary making the capital contribution receives stock, partnership interests, joint venture interests, or beneficial interests, respectively, equal to the value of the capital contributed as determined in accordance with GAAP (and upon any permitted capital contribution as aforesaid, Collateral Agent shall execute releases of Collateral Agent's Lien upon any Collateral contributed); provided (i) that no Default or Event of Default exists hereunder or would result therefrom, (ii) that, subject to the provisions of Section 3.3(d), Collateral Agent's Lien shall continue against such stock or other interests received by Company or its Subsidiary as aforesaid, which Lien shall be evidenced by any and all documents and filings as may be required by Collateral Agent and Agent, and (iii) from and after the Effective Date, the aggregate "net amount" of such capital contributions shall be limited to (y) with respect to capital contributions to Venture Subsidiaries, SPUD Subsidiaries, MPUD Subsidiary Group members and Unrestricted Subsidiaries in existence on the Effective Date, assets (including cash) having fair market values not greater than $4,700,000, and (z) with respect to the Apollo Beach project, the Rayland project, the Grand Oaks project, the West Bay Club Condominium project, and that certain project located in Orlando, Florida, commonly known as the "Naval Training Center" under consideration by Orlando NTC Partners, a Florida general partnership (the "NTC Project"), capital contributions to Venture Subsidiaries, SPUD Subsidiaries, MPUD Subsidiary Group members and Unrestricted Subsidiaries which acquire such property after the Effective Date, assets (including cash) having fair market values not greater than $5,500,000 (provided that no more than $300,000 of this amount may be contributed with respect to the NTC Project). For purposes of this
Section 7.9(g), the "net amount" shall be equal to the aggregate amount of all capital contributions less any dividends paid to the Company and/or Subsidiaries, as the case may be, by the Venture Subsidiaries, SPUD Subsidiaries, MPUD Subsidiary Group members and/or Unrestricted Subsidiaries.

                  Notwithstanding anything to the contrary in this Section 7.9, no Subsidiary which owns any project may invest in any Subsidiary which has no interest in such project.

         J.       LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT
INSTRUMENTS.

                  1. Make any optional payment or optional prepayment on, or optional redemption of, any Indebtedness (including any payments on the Anglo American Loan Obligations, and Secured Note Obligations) except: (i) payments on the Loans; (ii) payment of the 20% Profits Interest; or (iii) so long as no Event of Default has occurred and is continuing or would result therefrom, payments made pursuant to Indebtedness permitted pursuant to Section 7.2(e),
(f), (h), or (k);

                  2. Amend, modify, or change, or consent or agree to any amendment, modification or change to any of the terms of the Anglo American Loan Obligations, the Secured Agreement Obligations, or any other agreement executed in connection with the foregoing or otherwise in connection with any Indebtedness (other than: (1) Indebtedness permitted to be incurred pursuant to subsections 7.2(e) and (f), (but exclusive of Indebtedness permitted pursuant thereto consisting of intercompany Indebtedness among Company and its Subsidiaries and Financing Leases), (h), and (k); and (2) any such amendment, modification, or change to any such other Indebtedness which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or the amount of interest payable or extend the date for payment of interest thereon; but in the case of either (1) or (2), solely to the extent the amendment, modification, or change to any such Indebtedness is not prohibited by any other provision in this Agreement or the other Loan Documents or in the Intercreditor Agreement); and

                  3. Amend any subordination provisions of any instrument governing any Indebtedness (except for amendments pursuant to this Agreement and the other Loan Documents or pursuant to the Intercreditor Agreement).

         K.       TRANSACTIONS WITH AFFILIATES.

                  Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any Subsidiary of Company), unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of Company's or such Affiliate's business and is upon fair and reasonable terms no less favorable to Company or such Affiliate, as the case may be, than it would obtain in a comparable arms length transaction with a Person not an Affiliate.

         L.       SALE AND LEASEBACK.

                  Enter into any Sale and Leaseback to the extent the aggregate Book Value of all assets sold and leased under all such transactions exceeds $2,000,000 during the term of this Agreement.

         M.       FISCAL YEAR.

                  Permit the fiscal year of Company to end on a day other than December 31.

         N.       LIMITATION ON NEGATIVE PLEDGE CLAUSES.

                  Enter into any agreement, other than any Secured Debt Documents, industrial revenue bonds, community development district financing, purchase money mortgages, Financing Leases, or agreements executed in connection with Indebtedness incurred in connection with Subsidiary Property Under Development permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), with any Person other than Banks pursuant hereto which prohibits or limits the ability of Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         O.       DEVIATION FROM BUSINESS PLAN.

                  Allow the total actual Net Cash Flow for any fiscal quarter, including major asset dispositions, to deviate from the quarterly Net Cash Flow projected under the Business Plan for such quarter by a negative margin equal to or greater than forty percent (40%) or $3,000,000, whichever is greater. Notwithstanding the foregoing, the first period tested will be the period commencing on February 1, 1999 and ending on June 30, 1999.

         P.       INTER PROJECT LOANS, MERGERS, CONSOLIDATIONS AND INVESTMENTS.

                  Allow any Subsidiary which owns any project to borrow from or lend to, merge, consolidate with or invest in any other Subsidiary which has no interest in such project.

         Q.       LIMITATION OF BANK ACCOUNTS.

                  So long as any Obligations or Commitments are outstanding, allow cash and Cash Equivalents maintained in Bank Accounts of Company and Subsidiaries other than in the Cash Collateral Account and the restricted accounts set forth in Schedule 7.17 (including any beneficial interest therein), less the amount of checks outstanding to pay current expenses in the ordinary course of business or to prepay expenses to be incurred in the immediately subsequent three-month period consistent with past practices, to exceed $5,000,000 in the aggregate at any time. Company and its Subsidiaries shall deposit in the Company Operating Account, after application pursuant to Section
2.5 (b), all remaining cash of Company and its Subsidiaries in excess of amounts permitted to be maintained in accounts other than a Cash Collateral Account under this Section 7.17.

         R.       VENTURE SUBSIDIARIES AND JOINT VENTURES.

                  1. Cause, suffer, or permit any Venture Subsidiary to have any asset or revenues other than the Joint Venture interests owned by such Venture Subsidiary as disclosed on Schedule 4.14(B) as modified from time to time after the Effective Date to include any new Joint Venture interests and the revenues arising from such revenue.

                  2. Cause, suffer, or permit any Venture Subsidiary to create, incur, assume, or suffer to exist any Lien (other than Liens in favor of the Collateral Agent, the Anglo American Collateral Agent or the Secured Agreement Collateral Agent) upon any of such Venture Subsidiary's property, assets, or revenues, whether now owned or hereafter acquired (including the Joint Venture interests owned by such Venture Subsidiary as disclosed on
Schedule 4.14(B) and the revenues arising from such revenue).

         S.       EMPLOYEE BENEFITS.

                  1. Fail to comply in all material respects with the applicable provisions of ERISA and the Code to the extent that such failure results or could reasonably be expected to result in a Material Adverse Effect and (b) Fail to furnish the Agent as soon as possible after, and in any event within 10 days after any Responsible Officer of the Company or any Commonly Controlled Entity knows or has reason to know that any ERISA Event has occurred that, alone or together with any other ERISA Events that have occurred could reasonably be expected to result in a Material Adverse Effect, a statement by a Responsible Officer of the Company setting forth details as to such ERISA Event and the action, if any, that the Company and/or the Subsidiaries propose to take with respect thereto.

         T.       CHARTER DOCUMENTS.

                  Amend or modify the Series A Statement or the Series B Statement or any other provision of its charter, certificate of incorporation or other organizational documents relating to preferred stock (whether now outstanding or hereafter issued) without obtaining the prior written consent of Agent.


                                      VIII.
                           EVENTS OF DEFAULT; REMEDIES

         A.       EVENTS OF DEFAULT; REMEDIES.

                  If any of the following events ("Events of Default") shall occur and be continuing:

                  1. Company shall fail to pay any principal when due of any Obligation in accordance with the terms hereof; or Company shall fail to pay any interest due on any Obligation or any other amount payable hereunder within three (3) days after the date any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  2. Any representation or warranty made or deemed made by Company or any of its Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  3. Company shall default in the observance or performance of any agreement contained in Section 7; or

                  4. Company or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section) or in any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

                  5. Company shall fail to pay any principal of or interest on any Anglo American Loan Obligations or any Secured Agreement Obligations (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the relevant agreement or instrument relating to such obligations; or there shall occur any other "default" or "event of default" (as defined in the Anglo American Loan Documents or the Secured Agreement Documents or any other event that accelerates, or permits the acceleration, of any Anglo American Loan Obligations or any Secured Agreement Obligations; or

                  6. Any Anglo American Loan Obligations or Secured Agreement Obligations shall be declared to be due and payable, or required to be prepaid prior to the stated maturity thereof; or

                  7. Any Subsidiary of Company shall fail to pay any principal of, or interest on, any Indebtedness or any Guarantee Obligation (other than any Guarantee Obligation created pursuant to any Loan Document) in excess of $1,000,000, when due and payable (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument under which such Indebtedness or Guarantee Obligation was created and, if such agreement or instrument permits the acceleration of the maturity of such Indebtedness or Guarantee Obligation as a result of such failure, such Indebtedness or Guarantee Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or any such Indebtedness or Guarantee Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity; or

                  8. Company shall (i) default in any payment of principal of or interest on any Indebtedness (other than any Obligations, the Anglo American Loan Obligations or the Secured Agreement Obligations) or in the payment of any Guarantee Obligation in excess of $1,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  9. (i) Company or any of its Subsidiaries shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, provided that Company or any of its Subsidiaries may admit in writing that it is "insolvent" as such term is defined in, and for purposes of, Section 108(a)(1)(8) of the Code; or (vi) Company or any of its Subsidiaries shall cause to be reinstated the Reorganization Proceedings; or

                  10. The Confirmation Order shall be reversed, withdrawn, or modified (in any manner adverse to Company or any of its Subsidiaries), or any rehearing shall be ordered with respect thereto by the Bankruptcy Court or by any court having jurisdiction over Company; or

                  11. (i) There occurs one or more events or conditions described in Section 4.12 or an ERISA Event which individually or in the aggregate result in liability of Company or any Commonly Controlled Entity in excess of $5,000,000; or the present value of all accrued benefits under each Single Employer Plan (based on the reasonable assumptions used by the independent actuary for such Plan for purposes of establishing the minimum funding requirements under Section 412 of the Code), as of the last annual valuation date, exceed the value of the assets of such plan allocable to such accrued benefits, individually or in the aggregate for all Single Employer Plans with respect to which the value of the assets exceed the present value of the accrued benefits, by more than $5,000,000; or

                  12. One or more judgments or decrees shall be entered against Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more in the case of Company or any of its Subsidiaries and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  13. (i) Any of the Guarantees, Security Documents, or other Loan Documents hereunder shall cease, for any reason, to be in full force and effect or Company or any of its Subsidiaries, as the case may be, party thereto shall so assert in writing, or (ii) any Security Document shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby (other than as a result of any action or inaction on the part of Agent or Banks or their agents or bailees or other than with respect to Collateral having an aggregate value of $100,000 or less); or

                  14. Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

                  15. There shall occur any defined "Event of Default" under any Secured Debt Documents other than the Loan Documents; or

                  16. There shall occur any defined "Event of Default" as defined in the Series A Statement or the Series B Statement; or

                  17. There shall occur any event that results in the accumulation of, or the right of "Holders" (as such term is defined and used in the Series A Statement or the Series B Statement of the Series A or Series B Preferred Stock to receive dividends at the "Default Dividend Rate" as defined therein; or

                  18.    A Change of Control shall occur; or

                  19. Company shall fail to perform its agreements in Section 6.17, and such failure could reasonably be expected to have a Material Adverse Effect.

                  20. If funds in excess of $100,000 are paid over pursuant to the resolution of any claim asserted by any third party, including claims by any state or other Governmental Authority, that any unclaimed funds disbursed by the United States Trust Company of New York to Company out of the proceeds of the Unsecured 1996 Notes are "abandoned property" under state escheat or other applicable laws; or

                  21. There shall occur any transfer of any shares of Series A Preferred Stock under circumstances in which the transferee does not become bound by all of the provisions of the Intercreditor Agreement which, immediately prior to such transfer, were applicable to the Secured Agreement Obligees; or

                  22. The occurrence or failure to occur of any act or event which occurrence or failure to occur could give rise to the right on the part of the Class A Preferred Shareholders and/or the Class B Preferred Shareholders to require Company to repurchase such shares or any portion thereof;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i), (ii), (iv), (v) or (vi) of paragraph (i) above, (i) the Commitments shall automatically immediately terminate, and (ii) the Loans hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable in full, and Agent and Collateral Agent shall have all rights and remedies given to Agent and Collateral Agent pursuant to the Loan Documents and all rights of a secured party, mortgagee and pledgee under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law; and (b) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Banks, Agent may, or upon the request of the Required Banks, Agent shall, by notice to Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, Agent may, or upon the request of the Required Banks, Agent shall, by notice of default to Company, declare the Loans hereunder (with accrued interest thereon) and all other Obligations to be due and payable in full, and Agent shall have all rights and remedies given to Agent and Collateral Agent pursuant to the Loan Documents and all rights of a secured party, mortgagee and pledgee under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law; provided, however, with regard to clause (b) hereof, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Banks.


                                       IX.
                                     AGENTS

         A.       APPOINTMENT OF AGENT.

                  Each Bank hereby irrevocably designates and appoints M.H. Davidson & Co., LLC as Agent of such Bank under this Agreement and the other Loan Documents, and M.H. Davidson & Co., LLC hereby accepts such appointment, subject to the terms and provisions of this Agreement and the other Loan Documents. Each Bank irrevocably authorizes M.H. Davidson & Co., LLC as Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto. Agent may appoint sub-agents to assist Agent in its duties as Agent.

                  Each Bank hereby further authorizes Agent to enter into the Security Documents to be executed and delivered by Agent, on behalf of and for the benefit of Banks, on the Effective Date and agrees to be bound by the terms thereof. Each Bank irrevocably authorizes Agent to take such action on its behalf under the provisions of the Security Documents, and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of the Security Documents, together with such other powers as are reasonably incidental thereto; provided that Agent shall not enter into any consent to any amendment, modification, termination or waiver of any provision contained in any Security Document to which it is party without the prior written consent of Required Banks. Each Bank agrees that no Bank shall have any right individually to realize upon the collateral granted by the Security Documents (including through the exercise of a right of set-off against call deposits, if any, of such Bank in which any funds on deposit in the Cash Collateral Accounts may from time to time be invested), it being understood and agreed that such rights and remedies may be exercised only by Agent at the direction of Required Banks, for the benefit of Banks, in accordance with the terms of such agreements. Each Bank hereby authorizes Agent to release Collateral only as expressly permitted or required under this Agreement or the Security Documents, and agrees that a certificate executed by Agent evidencing such release of Collateral shall be conclusive evidence of such release to any third party.

         B.       APPOINTMENT OF COLLATERAL AGENT.

                  Each Bank hereby irrevocably designates and appoints M.H. Davidson & Co., LLC as Collateral Agent of such Bank under this Agreement and the Security Documents to which M.H. Davidson & Co., LLC is a party, and M.H. Davidson & Co., LLC hereby accepts such appointment, subject to the terms and provisions of this Agreement and the Security Documents to which it is a party. Each Bank hereby further authorizes Collateral Agent to enter into the Security Documents to be executed and delivered by Collateral Agent on the Effective Date and agrees to be bound by the terms thereof. Each Bank irrevocably authorizes M.H. Davidson & Co., LLC, as Collateral Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the Security Documents to which Collateral Agent is a party, and to exercise such powers and perform such duties as are expressly delegated to Collateral Agent by the terms of this Agreement and the Security Documents to which it is a party, together with such other powers as are reasonably incidental thereto; provided that Collateral Agent shall not enter into any consent to any amendment, modification, termination or waiver of any provision contained in any Security Document to which it is party without the prior written consent of Required Banks. Each Bank agrees that no Bank shall have any right individually to realize upon the security granted by the Security Documents to which Collateral Agent is party, it being understood and agreed that such rights and remedies may be exercised only by Collateral Agent at the direction of Agent on behalf of Required Banks, for the benefit of Banks, in accordance with the terms of such agreements. Each Bank hereby authorizes Collateral Agent to release Collateral only as expressly permitted or required under this Agreement or the Security Documents and agrees that a certificate executed by Collateral Agent evidencing such release of Collateral shall be conclusive evidence of such release to any third party. Collateral Agent shall not subordinate or release any Liens under any of the Security Documents except as provided in this Agreement or upon the written direction of Agent on behalf of the Required Banks. All notices and directions to Collateral Agent shall be given by Agent on behalf of and at the direction of Required Banks.

         C.       APPOINTMENT OF ISSUING BANK.

                  Each Bank hereby irrevocably designates and appoints DK Acquisition Partners, L.P. as the Issuing Bank under this Agreement and the other Loan Documents, and DK Acquisition Partners, L.P. hereby accepts such appointment, subject to the terms and provisions of this Agreement and the other Loan Documents. Each Bank irrevocably authorizes DK Acquisition Partners, L.P., as Issuing Bank, to issue and perform under each L/C Guarantee, to take such action on its behalf under the provisions of the L/C Guarantees, this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Issuing

Bank by the terms of each L/C Guarantee, this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto.

                  Each Bank irrevocably authorizes Issuing Bank to take such action on its behalf under the provisions of the L/C Guarantees, and to exercise such powers and perform such duties as are expressly delegated to Issuing Bank by the terms of the L/C Guarantees, together with such other powers as are reasonably incidental thereto; provided that Issuing Bank shall not enter into any consent to any amendment, modification, termination or waiver of any provision contained in any L/C Guarantee to which it is party without the prior written consent of Required Banks.

         D.       DELEGATION OF DUTIES.

                  Agent, Collateral Agent and Issuing Bank may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent nor Collateral Agent nor Issuing Bank shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent nor Collateral Agent nor Issuing Bank shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent or Collateral Agent or Issuing Bank; and Agent, Collateral Agent and Issuing Bank are acting hereunder and under the other Loan Documents solely as the agent and collateral agent, respectively, of Banks pursuant hereto and thereto, and neither Agent nor Collateral Agent nor Issuing Bank is acting as trustee for Banks.

         E.       EXCULPATORY PROVISIONS.

                  Neither Agent, Collateral Agent nor Issuing Bank, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Persons own gross negligence or willful misconduct) or (b) responsible in any manner to any of Banks for any recitals, statements, representations or warranties made by Company or any third party or any officer of any thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of Company to perform its obligations hereunder or thereunder. Neither Agent nor Collateral Agent nor Issuing Bank shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions to, this Agreement or any other Loan Document or as to the use of proceeds of the Loans or of the existence or possible existence of a Default or Event of Default, or to inspect the properties, books or records of Company. Notwithstanding anything herein to the contrary, neither Agent nor Collateral Agent nor Issuing Bank shall have any liability arising from confirmations of the amount of outstanding Loans or L/C Guarantees.

         F.       RELIANCE BY AGENT, COLLATERAL AGENT AND ISSUING BANK.

                  1. Each of Agent, Collateral Agent and Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Company), independent accountants and other experts selected by Agent, Collateral Agent and Issuing Bank, as the case may be. Agent, Collateral Agent and Issuing Bank may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Agent.

                  2. Each of Agent, Collateral Agent and Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless (i) it shall first receive such advice or concurrence as it deems appropriate from Agent, in the case of Collateral Agent or from any Bank, Banks or Required Banks in the case of Agent, as may be required pursuant to this Agreement for such action, or (ii) it shall first be indemnified to its satisfaction by such Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, except in the case of Agent's or Collateral Agent's or Issuing Bank's, as the case may be, gross negligence or willful misconduct. Each of Agent and Collateral Agent and Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of any Bank, Banks or Required Banks in the case of Agent, or Agent in the case of Collateral Agent, or its own discretion in the case of the Issuing Bank, as required pursuant hereto and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and all future holders of the Notes.

         G.       NOTICE OF DEFAULT.

                  Neither Agent nor Collateral Agent nor Issuing Bank shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent or Collateral Agent, as the case may be, has received notice from a Bank or Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If Agent receives such a notice, Agent shall promptly give notice thereof to Banks and Collateral Agent. If Collateral Agent or Issuing Bank receives such a notice, Collateral Agent or Issuing Bank, as the case may be, shall give notice thereof to Agent. Agent and Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by Agent in the case of Collateral Agent and by any Bank, Banks or Required Banks in the case of Agent, as required pursuant hereto (subject to the provisions of Section 9.5(b)); provided that unless and until Agent or Collateral Agent, as the case may be, shall have received such directions, Agent or Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Banks.

         H.       NON-RELIANCE ON AGENTS, ISSUING BANK AND OTHER BANKS.

                  Each Bank expressly acknowledge that none of Agent, Collateral Agent, Issuing Bank nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Agent or Collateral Agent or Issuing Bank hereinafter taken, including any review of the affairs of Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by Agent or Collateral Agent or Issuing Bank to any Bank. Each Bank represents to Agent and Collateral Agent and Issuing Bank that it has, independently and without reliance upon Agent or Collateral Agent or Issuing Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon Agent, Collateral Agent, Issuing Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to Banks by Agent hereunder, neither Agent nor Collateral Agent nor Issuing Bank shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Company or any of its Subsidiaries which may come into the possession of Agent, Collateral Agent or Issuing Bank or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         I.       INDEMNIFICATION.

                  Banks agree to indemnify each of Agent, Collateral Agent and Issuing Bank in their respective capacities as such (to the extent not reimbursed by Company and without limiting the obligation of Company to do so), ratably according to the respective outstanding principal amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against Agent or Collateral Agent or Issuing Bank in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent or Collateral Agent or Issuing Bank under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's or Collateral Agent's or Issuing Bank's gross negligence or willful misconduct. Anything in this Agreement or the other Loan Documents to the contrary notwithstanding, in no event may Collateral Agent seek indemnification from Company or any Bank, nor shall Company or any Bank be obligated for indemnification, under this Agreement for any matters in relation to foreclosure or exercise of remedies in Collateral or any of its other duties as Collateral Agent unless the Collateral Agent has completed foreclosure of the security interest in all of the Collateral and application of the proceeds thereof as provided in the Intercreditor Agreement, and its costs and expenses remain unpaid. The agreements in this Section 9.9 shall survive the payment of the Obligations and all other amounts payable hereunder.

         J.       [INTENTIONALLY OMITTED].

         K.       AGENTS AND ISSUING BANK IN INDIVIDUAL CAPACITY.

                  Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Company as though Agent were not Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not Agent, and the terms "Bank" and "Banks" shall include Agent in its individual capacity.

                  Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Company as though Collateral Agent were not Collateral Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, Collateral Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not Agent, and the terms "Bank" and "Banks" shall include Collateral Agent in its individual capacity.

                  Issuing Bank and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Company as though Issuing Bank were not Issuing Bank hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, Issuing Bank shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not Issuing Bank, and the terms "Bank" and "Banks" shall include Issuing Bank in its individual capacity.

         L.       SUCCESSOR AGENTS.

                  Each of Agent and Collateral Agent may resign as Agent or Collateral Agent, as the case may be, upon 30 days notice to Agent in the case of Collateral Agent and to Banks in the case of Agent. In addition, at any time after repayment in full of the Obligations, the Collateral Agent may be removed by Agent or the Required Banks by giving notice of such removal to Collateral Agent. If Agent or Collateral Agent shall resign as Agent or Collateral Agent, as the case may be, or if Collateral Agent shall be removed, under this Agreement and the other Loan Documents, then the Required Banks shall appoint from among Banks a successor agent or collateral agent for Banks, which successor agent or collateral agent, except if an Event of Default shall have occurred and be continuing, shall be approved by Company (which approval shall not be unreasonably withheld), whereupon, effective upon acceptance of its appointment as successor agent or collateral agent, such successor agent or collateral agent shall succeed to the rights, powers and duties of Agent or Collateral Agent, as the case may be, and the terms "Agent" and "Collateral Agent" shall mean such successor agent or collateral agent, as the case may be, and the former Agent's or Collateral Agent's rights, powers and duties as Agent or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Agent or Collateral Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Banks fail to appoint a successor or collateral agent for Banks as provided above within 30 days after the resignation of Agent or Collateral Agent or removal of Collateral Agent as aforesaid, then Agent or Collateral Agent, as the case may be, may appoint a successor agent or collateral agent for Banks, which successor agent or collateral agent, except if an Event of Default shall have occurred and be continuing, shall be approved by Company (which approval shall not be unreasonably withheld), whereupon, effective upon acceptance of its appointment as successor agent or collateral agent, such successor agent or collateral agent shall succeed to the rights, powers and duties of Agent or Collateral Agent, as the case may be, and the terms "Agent" and "Collateral Agent" shall mean such successor agent or collateral agent and the former Agent's or Collateral Agent's rights, powers and duties as Agent or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Agent or Collateral Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's or Collateral Agent's resignation as Agent or Collateral Agent, as the case may be, the provisions of this Section 9 shall inure and survive to its benefit as to any actions taken or omitted to be taken (or any matter related thereto) by it while it was Agent or Collateral Agent under this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary, the resignation of Agent or Collateral Agent or removal of Collateral Agent shall not be effective unless and until a successor agent or collateral agent has been appointed and has accepted such appointment. The retiring Collateral Agent shall take all steps necessary to transfer to any new Collateral Agent all Liens in favor of the Collateral Agent, and all Collateral then in Collateral Agent's physical possession.

         M.       CO-AGENT AND/OR CO-COLLATERAL AGENT.

                  1. Agent or Collateral Agent, as the case may be, without the consent of Banks, from time to time may appoint a Co-Agent or Co-Collateral Agent, as the case may be, to perform such functions as Agent or Collateral Agent, as the case may be, may determine. Upon acceptance of its appointment as such by the new Co-Agent or Co-Collateral Agent, as the case may be, the rights, obligations, exculpations and indemnities of the Agent or Collateral Agent, as the case may be, shall apply equally to the Co-Agent or the Co-Collateral Agent, as the case may be.

                  2. Without the consent of Banks, from time to time, Agent and/or Collateral Agent, as the case may be, may elect to act as Agent or Collateral Agent, as the case may be, through a different office, branch or Affiliate by giving notice to the Banks in accordance with Section 10.2.

                                       X.
                                  MISCELLANEOUS

         A.       AMENDMENTS AND WAIVERS.

                         Neither this Agreement, any Note, any other Loan
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Required Banks, Agent and Company may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes, or the other Loan Documents or changing in any manner the rights of Banks or of Company hereunder or thereunder or waiving, on such terms and conditions as Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount of the Obligations or extend the maturity of the Obligations, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee payable to any Bank hereunder or change the amount of any Bank's Commitments, reduces the amount or postpones the due date of any amount payable in respect of, in each case without the consent of Bank affected thereby, or (b) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement and the other Loan Documents, or release and/or subordinate the Liens with respect to any Collateral in excess of 5% of the aggregate value of the Collateral on a Book Value basis during the term of this Agreement (except as expressly required or provided for hereunder, including as provided in Section 7.3(n), or in the Security Documents or as otherwise required by law), or release any Subsidiary from its Guarantee, or amend, modify or waive the provisions of Sections 2.1, 2.5, 2.6, 2.8, 2.9, 2.11, 2.13, 3.1,
3.2, 3.4, 5.2, or 10.5 (or any of the defined terms used in such Sections) or any provision hereof or of any other Loan Document which, by its terms, shall be taken or permitted only with the consent of all Banks, or extend the Maturity Date, in each case without the written consent of all Banks, (c) amend, modify or waive any provision of Section 9, without the written consent of the then Agent or Collateral Agent or Issuing Bank affected thereby, or (d) in any way change the duties or liabilities or rights of the Issuing Bank without the written consent of the Issuing Bank. Any such waiver and any such amendment, supplement or modification shall apply equally to each of Banks and shall be binding upon Company, Banks, Agent, Collateral Agent, Issuing Bank and all future holders of the Notes. In the case of any waiver, Company, Banks, Agent, Collateral Agent and Issuing Bank shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         B.       NOTICES.

                  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when the recipient has confirmed receipt of a written copy of such notice; provided that any notice, request or demand to or upon Agent, Collateral Agent, Issuing Bank or Banks shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until a notice of change thereof is delivered as provided in this Section 10.2) shall be as set forth under each party's name on the signature pages hereof.

         C.       NO WAIVER: CUMULATIVE REMEDIES.

                  No failure to exercise and no delay in exercising, on the part of Agent, Collateral Agent, Issuing Bank or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         D.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         E.       PAYMENT OF EXPENSES AND TAXES.

                  Company agrees (a) to pay or reimburse Agent, Collateral Agent, Issuing Bank and each Bank for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes, the Intercreditor Agreement, and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation (1) the reasonable fees and disbursements of counsel to Agent, counsel to Collateral Agent, counsel to Issuing Bank and the several counsels to Banks and the reasonable allocated costs of in-house counsel to Agent, in-house counsel to Collateral Agent, in-house counsel to Issuing Bank, and the several in-house counsel to Banks and
(2) the fees and expenses of all appraisers, engineers and other consultants in connection with the Loan Documents, all recording costs, search fees and filing fees, (b) to pay or reimburse each Bank, Agent, Collateral Agent and Issuing Bank for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the Intercreditor Agreement, the other Loan Documents and any such other documents, including fees and disbursements of counsel to Agent, counsel to Collateral Agent, and to the several counsel to Banks, and the reasonable allocated costs of in-house counsel to Agent and in-house counsel to Collateral Agent and in-house counsel to Issuing Bank, (c) to pay, indemnify, and hold each Bank, Agent, Collateral Agent and Issuing Bank harmless from, any and all recording and filing fees, any and all Florida documentary stamp taxes and Florida intangible personal property taxes and any and all other stamp, excise and other taxes (other than any taxes which are determined based solely upon the income or revenues of any such Bank, Agent, Collateral Agent or Issuing Bank), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by this Agreement, including any and all advances of the Loans pursuant hereto, the Notes, the other Loan Documents, and any such other documents, and any and all liabilities with respect to, or resulting from any delay in paying any of such fees and taxes, (d) to pay the costs of furnishing all opinions of counsel for Company, or obtaining technical assistance advisories, required hereunder, (e) to pay the costs of obtaining any required consents, amendments, waivers or other modifications to the agreements governing the Anglo American Loan Obligations, the Secured Agreement Obligations, and any other agreements, (f) to pay the costs and expenses incurred to continue the perfection of any Liens in favor of Agent and Collateral Agent pursuant to any of the Security Documents, including the costs of title searches, title insurance premiums, UCC searches and UCC filing charges, and (g) to pay, indemnify, defend and hold each Bank, Agent and the Collateral Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the Intercreditor Agreement, the other Loan Documents, the other Secured Debt Documents, and any such other documents(all the foregoing, collectively, the "indemnified liabilities"); provided, that Company shall have no obligation hereunder to Agent, the Collateral Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Agent, the Collateral Agent or such Bank, as the case may be. The agreements in this Section shall survive repayment to the Notes and all other amounts payable hereunder.

         F.       SUCCESSORS AND ASSIGNS: PARTICIPATIONS; PURCHASING BANKS.

                  1. This Agreement shall be binding upon and inure to the benefit of Company, Banks, Agent, Collateral Agent, Issuing Bank all future holders of the Notes and their respective successors and assigns, except that Company may not assign or transfer any of its rights or obligations under this Agreement and the other Loan Documents without the prior written consent of each Bank.

                  2. Any Bank may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank, such Bank's participation in L/C Guarantees or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and Company and Agent shall continue to deal solely, and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with Banks the proceeds thereof as provided in Section 10.7. Company also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred. Participants shall not be entitled to require the applicable Bank to take or omit to take any action hereunder except with respect to amendments or waivers resulting in (i) the extension of the regularly scheduled maturity dates of any portion of the principal of or interest on a Loan in which such Participant is participating, (ii) a reduction of the principal amount of, or the rate of interest (except in connection with a waiver of the applicability of any post-default increase in interest rates or margins) or fees payable on the Loans in which such participant is participating, (iii) the release of a substantial portion of the Collateral or any of the Guarantees (except as otherwise expressly provided in the Loan Documents) or (iv) an increase in the Commitments in which such Participant is participating.

                  3. Any Bank may, in accordance with applicable law and with the prior written consent of Issuing Bank, at any time sell to any Bank or any Affiliate thereof or to one or more banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement, the Notes and other Loan Documents pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit 10.6, executed by such Purchasing Bank and such transferor Bank, and delivered to Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement (the "Transfer Effective Date"),
(i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder and under the other Loan Documents, and (ii) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement and under the other Loan Documents (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement and under the other Loan Documents, such transferor Bank shall cease to be a party hereto and thereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment and Loan percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement, the Notes and other Loan Documents. At the request of Purchasing Bank, Company and Agent shall negotiate in good faith with Purchasing Bank to accommodate Purchasing Bank's reasonable requests with respect to the timing of the obligations of Company, Agent and Banks set forth in Section 2.3. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, Company, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Note(s), new renewal Note(s) to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained a Commitment hereunder, new Note(s) to the order of the transferor Bank in an amount equal to the Commitment retained by it. Such new Note(s) shall be dated the Transfer Effective Date and shall otherwise be in the form of the Note(s) replaced thereby. The Note(s) replaced by such new Note(s), marked "renewed," shall be attached to such new Note(s); and a copy thereof shall be sent to Company.

                  4.     Agent shall maintain at its address referred to in
Section 10.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Company, Agent, Collateral Agent, Issuing Bank and Banks may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  5. Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and Purchasing Bank, Agent shall (i) promptly accept such Commitment Transfer Supplement, (ii) forward a copy of such Commitment Transfer Supplement to Company and (iii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Banks and Company.

                  6. Subject to Section 10.16, Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning Company and its Affiliates which has been delivered to such Bank by or on behalf of Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of Company in connection with such Bank's credit evaluation of Company and its Affiliates prior to becoming a party to this Agreement; provided, however, that such Transferee agrees in writing to be bound by the terms of Section 10.16.

                  7. If, pursuant to this Section 10.6, any interest in this Agreement or any Note is transferred to any Purchasing Bank which is organized under the laws of any jurisdiction other than the United States or any state thereof, Company will not be required to pay any increased withholding taxes of the United States or any political subdivision thereof unless, prior to the date of transfer, the transferor Bank shall cause such Purchasing Bank to comply with the requirements of Section 2.13(b).

                  8. Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                  9.     Notwithstanding the foregoing provisions of this
Section 10.6, no holder of any Note shall transfer such Note in a manner which would violate any Requirement of Law.

         G.       ADJUSTMENTS; SET-OFF.

                  1. If any Bank (which term, for purposes of this Section 10.7(a) shall not include Issuing Bank) (a "Benefited Bank") shall at any time receive any payment of all or part of its Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in the last paragraph of Section 8.1, or otherwise), in a greater proportion than any such payment to or collateral received by, any other Bank, if any, in respect of such other Bank's Loans owing to it, or interest thereon, or fees due to it hereunder, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Banks' Loans, or make such payment on account of such fees, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Company agrees, that each Bank so purchasing a portion of another Bank's Loan owing to it may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                  2. In addition to any rights and remedies of Banks provided by law, each Bank shall have the right, without prior notice to Company, any such notice being expressly waived by Company to the extent permitted by applicable law, upon any Obligations (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of Company. Each Bank agrees promptly to notify Company and Agent after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         H.       APPOINTMENT OF AGENT AS COMPANY'S LAWFUL ATTORNEY.

                  Company irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Company's true and lawful attorney (and agent-in-fact) coupled with an interest, with the power to sign the name of Company on any instruments, documents and agreements, including security agreements, pledge agreements, mortgages, and financing statements, as deemed by Agent as necessary or reasonably required by Agent to grant, perfect, maintain and continue the Liens in the

Collateral or to monitor or administer the Loans, together with any and all amendments, modifications, extensions, substitutions and renewals thereof and deliver any of such instruments, documents and agreements to such persons as Agent, in its sole discretion, may elect, and in such event copies thereof shall be delivered to Company.

         I.       COUNTERPARTS.

                  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Company and Agent.

         J.       SEVERABILITY.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         K.       INTEGRATION.

                  This Agreement, together with the other Loan Documents, represents the entire agreement of Company, Agent, Collateral Agent, Issuing Bank and Banks and supersedes all prior agreements with respect to the subject matter hereof or thereof, and there are no promises, undertakings, representations or warranties by Agent, Collateral Agent, Issuing Bank or any Bank relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

         L.       GOVERNING LAW.

                  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS AND TO THE EXTENT EXPRESSLY PROVIDED TO THE CONTRARY IN SUCH OTHER LOAN DOCUMENT WITH RESPECT TO SUCH OTHER LOAN DOCUMENT), AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         M.       SUBMISSION TO JURISDICTION; WAIVERS.

                  COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  1. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF, AND AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY OF THE AFORESAID COURTS, AS AGENT, COLLATERAL AGENT, ISSUING BANK OR ANY BANK MAY ELECT IN ITS SOLE DISCRETION;

                  2. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  3. AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) POSTAGE PREPAID, TO COMPANY AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  4. AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

                  5. WAIVES (I) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF THE NOTES AND ALL OTHER LOAN DOCUMENTS AND HEREBY RATIFIES AND CONFIRMS WHATEVER BANKS, AGENT OR

COLLATERAL AGENT MAY DO IN THIS REGARD; (II) ALL RIGHTS TO NOTICE OF A HEARING PRIOR TO BANKS' OR AGENT'S OR COLLATERAL AGENT'S ATTACHMENT OR LEVY UPON THE COLLATERAL, AND ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BANKS, AGENT, COLLATERAL AGENT OR ISSUING BANK TO EXERCISE ANY OF BANKS' OR AGENT'S OR COLLATERAL AGENT'S OR ISSUING BANK'S REMEDIES; AND (III) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND

                  6. WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         N.       ACKNOWLEDGMENTS.

                  Each party hereto hereby acknowledges that;

                  1. it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes, and the other Loan Documents;

                  2. none of Agent, Collateral Agent, Issuing Bank or any Bank has any fiduciary relationship to Company, and the relationship between Agent, Collateral Agent, Issuing Bank and Banks, on one hand, and Company, on the other hand, is solely that of creditor and debtor, and

                  3. no joint venture exists among Banks or among Company and Banks.

         O.       WAIVERS OF ANY JURY TRIAL.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already belied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in entering into any further documentation related to the transactions contemplated hereby and otherwise in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         P.       CONFIDENTIALITY.

                  Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by Company or any of its Subsidiaries, or by Agent or Collateral Agent on Company's behalf, in connection with this Agreement or any other Loan Document and agrees and undertakes that neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Bank may disclose such information (a) at the request of any regulatory authority or in connection with an examination of such Bank by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable law; (d) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction, in which such Bank conducts its business; (e) to such Bank's independent auditors and other professional advisors; (f) following an Event of Default, in connection with the sale or other realization on the collateral under the Security Documents; (g) in connection with any litigation or dispute between (i) such Bank and (ii) Company and/or any Subsidiary; and (h) in connection with any litigation or dispute involving such Bank if the disclosure is determined by such Bank to be necessary for the defense or protection of such Bank's rights and/or interests. Each Bank further agrees, upon receipt by such Bank of a request to disclose any information to a Governmental Authority or courts (other than governmental bank examiners and independent auditors of such Bank), to notify Company of such request and to permit, to the extent practicable, Company to seek a protective order with respect thereto; provided however that no Bank shall be requested to notify Company of any such request if
(i) it is not permitted to do so by applicable law and regulations, (ii) it is requested not to notify Company by any Person acting or purporting to act on behalf of a Governmental Authority, or (iii) it otherwise reasonably believes that it is not permitted to so notify Company.

         Q.       FURTHER ASSURANCES.

                  Company shall, and shall cause its Subsidiaries to, promptly
(a) cure any defects in the execution and delivery of Loan Documents and (b) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Agent may reasonably request to further evidence and more fully describe the Collateral for the Loan to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

         R.       CONTROLLING AGREEMENT.

                  In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement shall control.



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  ATLANTIC GULF COMMUNITIES
                                  CORPORATION



                                  By:__________________________________________
                                     Name:
                                     Title:


                                  Notice Address:

                                  2601 South Bayshore Drive, 9th Floor
                                  Miami, Florida 33133-5461
                                  Telecopy: (305) 859-4623
                                  Attention: Chief Financial Officer

                                  M.H. DAVIDSON & CO., LLC, as Collateral
                                  Agent and as Agent


                                  By:__________________________________________
                                     Name:  Thomas L. Kempner, Jr.
                                     Title:   Managing Member


                                  Notice Address:

                                  885 Third Avenue, Suite 3300
                                  New York, New York 10022
                                  Telecopy: (212) 371-4318
                                  Attention: Daniel Zwirn


                                  DK ACQUISITION PARTNERS, L.P.,
                                  as Issuing Bank and as a Bank

                                  By: M.H. Davidson & Co., its sole general
                                  partner


                                  By:__________________________________________
                                     Name:  Thomas L. Kempner, Jr.
                                     Title:

                                  Notice Address:

                                  885 Third Avenue, Suite 3300
                                  New York, New York 10022
                                  Telecopy: (212) 371-4318
                                  Attention: Daniel Zwirn

                                  HALCYON DISTRESSED SECURITIES, L.P.,
                                  as a Bank,
                                  HALCYON PRIVATE PAPER, L.P., as a Bank
                                  HALCYON EVENT-DRIVEN STRATEGIES
                                  FUND, L.P., as a Bank

                                  By:    Halcyon/Alan B. Slifka Management
                                         Company LLC, Managing General Partner

                                  By:    Alan B. Slifka & Company Limited,
                                         its Managing Member


                                  By:__________________________________________
                                     Name: James Pasquarelli
                                     Title: Treasurer


                                  Notice Address:

                                  c/o Halcyon/Alan B. Slifka Management
                                  Company LLC
                                  477 Madison Avenue, 8th Floor
                                  New York, New York 10022
                                  Telecopy: (212) 935-1831
                                  Attention: Bruce Falbaum

                                  GRYPHON HIDDEN VALUES LIMITED, as a
                                  Bank
                                  GRYPHON HIDDEN VALUES II LIMITED, as
                                  a Bank

                                  By:    Halcyon/Alan B. Slifka Management
                                         Company LLC, Investment Manager

                                         By:      Alan B. Slifka & Company
                                                  Limited, its Managing Member

                                         By: __________________________________
                                               Name:  James Pasquarelli
                                               Title:  Treasurer


                                  Notice Address:

                                  c/o Halcyon/Alan B. Slifka Management
                                  Company LLC
                                  477 Madison Avenue, 8th Floor
                                  New York, New York 10022
                                  Telecopy: (212) 935-1831
                                  Attention: Bruce Falbaum

                                  GRYPHON HIDDEN VALUES III LIMITED, as
                                  a Bank

                                  By:    Halcyon/Alan B. Slifka Management
                                         Company LLC, its Investment Manager

                                         By:     Alan B. Slifka & Company
                                                 Limited, its Managing Member

                                         By: __________________________________
                                             Name:  James Pasquarelli
                                             Title:  Treasurer

                                  Notice Address:

                                  c/o Halcyon/Alan B. Slifka Management Company LLC
                                  477 Madison Avenue, 8th Floor
                                  New York, New York  10022
                                  Telecopy:  (212) 935-1831
                                  Attention:  Bruce Falbaum


                                  HALCYON OFFSHORE EVENT-DRIVEN STRATEGIES FUND, as a Bank

                                  By:    Halcyon Offshore Management Company
                                         LLC, its Investment Manager

                                  By: _________________________________________
                                      Name:  James Pasquarelli
                                      Title:   Chief Financial Officer

                                  Notice Address:

                                  c/o Halcyon/Alan B. Slifka Management Company LLC
                                  477 Madison Avenue, 8th Floor
                                  New York, New York  10022
                                  Telecopy:  (212) 935-1831
                                  Attention:  Bruce Falbaum


                                  STONEHILL INSTITUTIONAL PARTNERS, L.P., as a
                                  Bank

                                  By: _________________________________________
                                      Christopher Wilson
                                      General Partner

                                  Notice Address:

                                  c/o Stonehill Investment Corporation
                                  110 East 59th Street, 30th Floor
                                  New York, New York  10022
                                  Telecopy:         (212) 355-5336
                                  Attention:        Chris Wilson

                             STONEHILL PARTNERS, L.P., as a Bank


                             By:  _____________________________________________
                                  Christopher Wilson
                                  General Partner

                                  Notice Address:

                                  c/o Stonehill Investment Corporation
                                  110 East 59th Street, 30th Floor
                                  New York, New York  10022
                                  Telecopy:         (212) 355-5336
                                  Attention:        Chris Wilson



                                  ---------------------------------------------
                                  Roger L. Perry, as a Bank

                                  Notice Address:

                                  c/o East West Partners
                                  190 Finley Golf Course Road
                                  Chapel Hill, North Carolina  27514
                                  Telecopy:         (919) 967-0959
                                  Attention:        Roger L. Perry

                                  COMAC ACQUISITION CO., L.P., as a Bank

                                  By: CoMac Advisers, Inc., its general partner


                                  By: _________________________________________
                                      Name:
                                      Title:

                                  Notice Address:

                                  1 Greenwich Office Park
                                  Third Floor
                                  Greenwich, Connecticut  06831
                                  Telecopy:  (203) 552-9300
                                  Attention:  Paul J. Coughlin

                                  With a copy to:

                                  Kramer Levin Naftalis & Frankel LLP
                                  919 Third Avenue
                                  New York, New York 10022
                                  Telecopy: (212) 715-8000
                                  Attention: Thomas T. Janover, Esq.


                                  ANGLO AMERICAN FINANCIAL, as a Bank


                                  By: _________________________________________
                                      Name: Charles F. Robinson
                                      Title:   General Partner

                           THIRD AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT
                         DATED AS OF DECEMBER 31, 1998


                                  SCHEDULE 2.1
                             REVOLVING COMMITMENTS

                                [ATTACHED BEHIND]

                           THIRD AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT
                         DATED AS OF DECEMBER 31, 1998


                                 SCHEDULE 4.30

        Representations and Warranties regarding DRI and Zoning Matters


                       [TO BE REPLACED WITH NEW SCHEDULE]